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                            364-DAY CREDIT AGREEMENT

                          Dated as of October 31, 1997

MAXTOR CORPORATION, a Delaware corporation (the "Borrower"), and Nomura BANK INTERNATIONAL plc (the "Lender"), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

"Applicable Lending Office" means Nomura House, 1 St. Martin's-Le-Grand, London EC1A 4NP, England.

"Assigning Lender" has the meaning specified in Section 7.07(b).

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee in substantially the form of Exhibit C hereto.

"Assuming Lender" means an Eligible Assignee not previously a Lender that becomes a Lender hereunder.

"Assumption" means an agreement in substantially the form of Exhibit I hereto by which an Eligible Assignee agrees to become a Lender, in each case agreeing to be bound by all obligations of a Lender hereunder.

"Borrowing" means the loan of ten million dollars from the Lender to the Borrower hereunder.

"Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or San Francisco, USA or London, England.

"Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

"Commitment" means, with respect to any Lender at any time, (a) the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment" or (b) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender as such Lender's "Commitment."

"Commitment Termination Date" means the first to occur of (i) the funding of the Loan or (ii) the day which is 30 days after the signing of this Agreement.

"Confidential Information" means information that the Borrower furnishes to the Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Lender from a source other than the Borrower.

"Consolidated" refers to the consolidation of accounts in accordance with GAAP.


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         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through
(g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

"Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower.

"Drawing" means the single drawing of the facility made pursuant to this Agreement (as from time to time reduced by repayment).

"Effective Date" has the meaning specified in Section 3.01.

"Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000;
(iv) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); and (v) any other Person approved by the Lender and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Loan Parties nor an Affiliate or either of the Loan Parties shall qualify as an Eligible Assignee.


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"Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

"Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of either Loan Party's controlled group; or under common control with either Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

"ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or
(ii) the requirements of subsection (i) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan;
(c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of either Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
(e) the withdrawal by either Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which


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deposits in U.S. dollars are offered by the principal office of each of the
Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period shall be determined by the Lender on the basis of applicable rates furnished to and received by the Lender from the Reference Banks two Business Days before the first day of such Interest Period.

"Eurodollar Rate Reserve Percentage" means, for any Interest Period, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

"Events of Default" has the meaning specified in Section 6.01.

"Facility" means, at any time, the aggregate amount of the Lenders' Commitments at such time.

         "GAAP" has the meaning specified in Section 1.03.

"Guarantor" means Hyundai Electronics Industries Co., Ltd., a company incorporated with limited liability in the Republic of Korea.

"Guaranty" has the meaning specified in Section 3.01(h)(iii).

"Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

"Hyundai Group" means, collectively, the Guarantor, Hyundai Merchant Marine Co., Ltd., Hyundai Corporation and Hyundai Heavy Industries Co., Ltd.

"Indemnified Party" has the meaning specified in Section 7.04(b).

"Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

"Interest Period" means the date on which the Loan is made and ending six months thereafter and then each subsequent period commencing on the last day of the immediately preceding Interest Period and ending six months thereafter; provided, however, that:

(a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(b) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and


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(c)      whenever, if at or about 11:00 a.m. on the Quotation Date for any
Interest Period relating to the Drawing, the Lender is not offering to leading banks in the London Interbank Market deposits in Dollars for the proposed duration of such Interest Period:

                 (i) the duration of that Interest Period shall be one month or, if less, such that it will end on the Repayment Date; and

                 (ii) Margin plus the rate determined by the Lender to be that which represents the cost to the Bank, expressed as a percentage rate per annum of funding the Loan from whatever sources it may select.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"Lenders" means the Lender and each Person that shall become a Lender hereto pursuant to Section 7.07.

"Lender's Account" means the account of the Lender maintained by the Lender at Bank of America NTSA, New York, New York (account number 65506- 61166).

"LIBO Rate" means, in relation to an Interest Period or any unpaid sum under the Facility the rate determined by the Lender to be the rate at which it offers deposits in Dollars to leading banks in the London Interbank Market, for the specified period at or about 11:00 a.m. on the Quotation Date for such period in an amount approximately equal to the amount of the Drawing or unpaid sum concerned and, for the purposes of this definition, "SPECIFIED PERIOD" means the Interest Period or, as the case may be, the period in respect of which LIBO Rate falls to be determined in relation to such unpaid sum.

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title or a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Loan" means the $10,000,000 loan made by the Lender to the Borrower as evidenced by this Agreement.

"Loan Documents" means this Agreement, the Note and the Guaranty, in each case as amended or otherwise modified from time to time.

"Loan Parties" means the Borrower, the Guarantor and each of their Subsidiaries.

"Margin" means, as of any date, a percentage per annum equal to 0.73% for the Loan.

"Material Adverse Change" means any material adverse change in the business, financial condition, operations, performance, properties or prospects of either Loan Party or either Loan Party and its Subsidiaries taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations, performance, properties or prospects of a Loan Party or any Loan Party and its Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under this Agreement or any other Loan Document or
(c) the ability of a Loan Party to perform its obligations under this Agreement or any other Loan Document.

"Multiemployer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, to which either Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

"Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of either Loan Party or any ERISA Affiliate and at


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least one Person other than the Loan Parties and the ERISA Affiliates or (b)
was so maintained and in respect of which either Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

"Note" means a promissory note of the Borrower payable to the Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

"Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, or the Note.

"PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

"Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;
(e) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed; (f) Liens on assets of corporations that become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof or in connection with the creation of such Subsidiaries; (g) Liens securing Capitalized Lease obligations on assets subject to such Capitalized Leases, provided that such Capitalized Leases are permitted under subsection 5.02(b)(iii)(B); (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company of other entity, or a government or any political subdivision or agency thereof.

"Plan" means a Single Employer Plan or a Multiple Employer Plan.

"Quotation Date" means, in relation to any period for which an interest rate is to be determined under this Agreement, the day on which quotations would normally be given by leading banks in London Interbank Market for deposits in Dollars for delivery on the first day of such period; provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

"Reference Banks" means Citibank Royal Bank of Canada and the Sumitomo Bank,
Ltd.

"Register" has the meaning specified in Section 7.07(d).


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"Responsible Officer" means any officer of the Borrower.

"Securitization" means the non-recourse trade receivable programme with Citibank Securities, Inc., to be increased by US $50,000,000 as extended in accordance with its terms.

"Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of either Loan Party or any ERISA Affiliate or no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which either Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

"Stated Maturity Date" means the day falling 364 days after the date on which the Loan is initially advanced by the Lender to the Borrower.

"Subordinated Debt" means any Debt of the Borrower that is subordinated to the obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions reasonably satisfactory to the Lenders.

"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Surviving Debt" means Debt of the Borrower identified on Schedule 5.2(b)(iii)(C) hereto.

"Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with, in the case of the Borrower, generally accepted accounting principles, and, in the case of the Guarantor, generally accepted financial accounting standards in the Republic of Korea consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


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                                   ARTICLE II

                   COMMITMENT, BORROWING PROCEDURES AND NOTE

         SECTION 2.01 Commitment. On the terms and subject to the conditions of this Agreement (including Article III), the Lenders agree to make the Loan pursuant to the Commitment described in Section 2.02.

SECTION 2.02 Commitment To Make Loans. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Lenders will make a loan (the "Loan") to the Borrower equal to the aggregate amount of the Borrowing requested by the Borrower to be made on such day. No amounts paid or prepaid with respect to any Loan may be reborrowed.

SECTION 2.03 Borrowing Procedure. By delivering a Borrowing Request in substantially the form of Exhibit B hereto to the Lender on or before 10:00 a.m. (London time), on a Business Day, the Borrower may irrevocably request, on not less than three nor more than five Business Days' notice, that the Borrowing be made in an amount of $10,000,000. On the terms and subject to the conditions of this Agreement, on or before 11:00 a.m. (London time) on such Business Day, the Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.

SECTION 2.04 Note. The Loan shall be evidenced by the Note payable to the order of the Lender in a maximum principal amount equal to the original Commitment. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of the Lender to make any such notation shall not limit or otherwise affect any Obligations of the Borrower.

SECTION 2.05 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower:

(a) may, on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided, however, that

                 (i) no such prepayment of the Loan may be made on any day other than the last day of the Interest Period for the Loan;

                 (ii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Lender; and

                 (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000; and

(b) shall, immediately upon any acceleration of the Stated Maturity Date of the Loan pursuant to Article VI, repay the Loan.

Each prepayment of the Loan made pursuant to this Section shall be without premium or penalty, except as may be required by Section 7.04.


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SECTION 2.06  Interest Provisions.  Interest on the outstanding principal amount of the Loan shall accrue and be payable as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Margin.

SECTION 2.07 Market Disruption Rates. Notwithstanding anything to the contrary herein contained, if at or about 11:00 A.M. on the Quotation Date for any Interest Period relating to the Drawing, the Lender is not offering to leading banks in the London Interbank Market Deposits in Dollars for the proposed duration of such Interest Period:

(a) the duration of that Interest Period shall be one month or, if less, such that it will end on the Repayment Date; and

(b) during that Interest Period the rate of interest shall be the Margin plus the rate determined by the Lender to be that which represents the costs to the Lender, expressed as a percentage rate per annum of funding the Loan from whatever sources it may select.

SECTION 2.08 Post-Maturity Rates. If default is made in the payment of any sum due under this Agreement or, if any sum due and payable by any Obligor under any judgment of any court is not paid on the due date, interest shall accrue on the amount in respect of which such default has been made from the date of default until payment, calculated (both before and after judgment) at the rate per annum which is the sum from time to time of the LIBO Rate plus the Margin plus two percent plus the cost to the Lender of obtaining such funds from such sources and for such periods as the Lender may in its absolute discretion and from time to time select, and will be due and payable at the end of each such period. Interest on overdue amounts shall be compounded at such intervals and the Lender may select. Interest payable pursuant to this Section
2.08 shall be without prejudice to any additional claim by the Lender for costs and damages.

SECTION 2.09 Payment Dates. Interest accrued on the Loan shall be payable, without duplication:

(a)      on the last day of an Interest Period;

(b)      on the Stated Maturity Date therefor;

(c) on the date of any payment or prepayment, in whole or in part, of principal outstanding on the Loan; and

(d) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Article VI, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 2.10 Fees. The Borrower agrees to pay to the Lender for the Lender's Account a facility fee in an amount equal to the total of all legal fees, any value added tax, and other out of pocket expenses incurred in connection with the preparation, negotiation and documentation of this Facility whether or not the Facility is signed payable.

SECTION 2.11 Increased Costs. If, due to either (i) the introduction of or any change in or in theinterpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, or funding the Loan (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section
2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign


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

jurisdiction or state under the laws of which the Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by the Lender pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost. A certificate as to the amount of such increased cost, setting forth the calculation of the increased cost in reasonable detail, submitted to the Borrower, shall be conclusive and binding for all purposes, absent manifest error; provided that the Borrower shall have no obligation to the Lender under this Section 2.11(a) if the Lender shall not have delivered such certificate to the Borrower within sixty days following the later of (1) the date of the occurrence of event that forms the basis for such demand and (2) the date the Lender shall have or should reasonably have become aware of such event.

(b) If the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of the Lender's commitment to lend hereunder (and other commitments of this type), then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's commitment to lend hereunder. A certificate as to such amounts setting forth the calculation of the increased cost in reasonable detail, submitted to the Borrower, shall be conclusive and binding for all purposes, absent manifest error; provided that the Borrower shall have no obligation to the Lender under this Section 2.11(b) if the Lender shall not have delivered such certificate to the Borrower within sixty days following the later of (1) the date of the occurrence of the event that forms the basis for such demand and (2) the date the Lender shall have or should reasonably have become aware of such event.

SECTION 2.12 Illegality. If, at any time, it is unlawful for the Lender to make, fund or allow to remain outstanding the Drawing made or to be made by it hereunder, then the Lender shall, promptly after becoming aware of the same, deliver to the Borrower a certificate to that effect and:

(a) the available amount of the Facility shall be immediately reduced to zero; and

(b) if the Lender so requires, the Borrower shall on such date as the Lender shall have specified, repay the outstanding Drawing together with accrued interest thereon, discharge its obligations under Section 2.14 (whether or not such obligations would otherwise be then due for performance) and pay all other amounts owing to the Lender hereunder.

SECTION 2.13 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Lender at the Lender's Account in same day funds. Upon its acceptance of an Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, the Lender shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and shall make all appropriate adjustments in such payments for periods prior to such effective date.

(b) The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder or under the Note held by the Lender, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due.

(c) All computations of interest based on the LIBO Rate and of facility fees shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Lender of an interest rate or facility fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extensions of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of the Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

SECTION 2.14 Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof and taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of the Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamped or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

(c) The Borrower shall indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Lender, as its address referred to in Section 7.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Lender, at such address, an opinion of counsel acceptable to the Lender stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States Person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of the Lender and on the date of the Assignment and Acceptance or Assumption Agreement pursuant to which it becomes a Lender in the case of each Assuming Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance or Assumption Agreement pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by Internal Revenue Service form 1001 or 4224 or any successor form thereof, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

(g)      Any Lender claiming any additional amounts payable pursuant to this
Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 2.15 Use of Proceeds. The proceeds of the Loan shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital purposes of the Borrower and its Subsidiaries.

                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01 Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

(a) There shall have occurred no Material Adverse Change with respect to the Borrower since December 28, 1996, except for those listed on Schedule 4.01(e) hereto, and there shall have occurred no Material Adverse Change with respect to the Guarantor since December 31, 1996.

(b) There shall exist no action, suit, investigation, litigation or proceeding affecting either Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

(c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the information provided by the Borrower and the Guarantor regarding their financial results for the year ended December 31, 1996, and the financial condition on December 31, 1996, was or has become misleading, incorrect or in complete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries as they shall have reasonably requested.

(d) All governmental and third-party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(e) The Borrower shall have notified the Lender in writing as to the proposed Effective Date.

(f) The Borrower shall have paid all accrued fees and expenses of the Lender (including the accrued fees and expenses of counsel to the Lender).

(g) On the Effective Date, the following statements shall be true and the Lender shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                 (i) The representations and warranties contained in each Loan Document are correct on and as of the Effective Date, and

                 (ii) No event has occurred and is continuing that constitutes a Default.

(h) The Lender shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the
Lender:

                 (i)      the Note.

                 (ii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving this Agreement, the Note, each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note and each other Loan Document.

(iii) A certificate of the Secretary or an Assistant Secretary or other authorized officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Note, each other Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(iv) A guaranty in substantially the form of Exhibit D (as amended, supplemented or modified from time to time in accordance with its terms, the "Guaranty"), duly executed by the Guarantor.

(v) Favorable opinions of Morrison & Foerster, New York counsel for the Borrower, and the General Counsel of the Borrower, substantially in the form of Exhibits E and F hereto, respectively, and as to such other matters as the Lender may reasonably request.

(vi) Favorable opinions of Bae, Kim & Lee, counsel for the Guarantor, or other Korean counsel to the Guarantor acceptable to the Lender, and the Corporate Counsel of the Guarantor, substantially in the form of Exhibits G and H hereto, respectively, and as to such other matters as the Lender may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation.

(b) The execution, delivery and performance by each Loan Party of this Agreement, the Note, and each other Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan Party's charter or by-laws or (ii) any law, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) or contractual restriction binding on or affecting the Loan Parties.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by either Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, except for those authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made are in full force and effect except that the Guarantor is required to report to its designated foreign exchange trading bank any payment to be made under any Guaranty at the time of making each such payment.

(d) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto enforceable against each such Loan Party in accordance with their respective terms.

(e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 28, 1996, and the related Consolidation statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Coopers and Lybrand, independent public accountants, and the Consolidated balance sheet of the Borrower and its

Subsidiaries as at December 28, 1996, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at December 28, 1996, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 28, 1996, there has been no Material Adverse Change, except for those listed on Schedule 4.01(e) hereto.

(f) The balance sheet of the Guarantor and its Subsidiaries as at December 31, 1996, and the related statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Samil Accounting Corporation, a member firm of Price Waterhouse, independent public accountants, copies of which have been furnished to each Lender, fairly present the financial condition of the Guarantor and its Subsidiaries as at such date and the results of the operations of the Guarantor and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted financial accounting standards in the Republic of Korea consistently applied. Since December 31, 1996, there has been no Material Adverse Change.

(g) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting either Loan Party or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby.

(h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

(j) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no Material Adverse Change in the funding status of any such Plan since such date.

(k) Neither Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that has had or is reasonably likely to have a Material Adverse Effect.

(l) Neither Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(m)      Except as set forth in the financial statements referred to in this
Section 4.01 and in Section 5.01(i), the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

(n) The operations and properties of the Borrower and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, except such non-compliance that would not have a Material Adverse Effect, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

(o) None of the properties currently or, to the best of its knowledge, formerly owned or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("NPL") or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency ("CERCLIS") or any analogous foreign, state or local list or, to the best knowledge of the Borrower, is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of by the Borrower or any of its Subsidiaries or, to the best of its knowledge ,by any Person, on any property currently or, to the best of its knowledge, formerly owned or operated by the Borrower or any of its Subsidiaries; there is no friable asbestos or, other than as is being maintained in accordance with applicable Environmental Laws, other asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of by the Borrower or any of its Subsidiaries or, to the best of its knowledge, by any other Person, on any property currently or, to the best of its knowledge, formerly owned or operated by the Borrower or any of its Subsidiaries or any adjoining property.

(p) Neither the Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to the Borrower or any of its Subsidiaries.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

SECTION 5.01 Affirmative Covenants. So long as the Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(j).

(b) Payment of Taxes, etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owing similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.

(d) Preservation of Corporate Existence, etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower of such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

(e) Visitation Rights. Upon advance request, at any reasonable time and from time to time, but no more than four times in any calendar year, permit the Lender or any agents or preservatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

(g) Maintenance of Properties, etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and o less favorable to the Borrower or such Subsidiary that it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

(i)      Reporting Requirements.  Furnish to the Lenders:

                 (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                 (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Lender by Coopers and Lybrand or other independent public accountants acceptable to the Lender, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                 (iii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, letters from the chief financial officer, treasurer or controller of the Guarantor that the Guarantor is, to the best knowledge of such chief financial officer, treasurer or controller, in compliance with the terms of Paragraph XII of the Guaranty; provided, however, that should the Guarantor be required to prepare and submit balance sheets of the Guarantor and its Subsidiaries as of the end of such quarter and statements of income and cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter as a member of the stock exchange of the Republic of Korea, will provide such balance sheets as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, duly certified subject to year-end audit adjustments) by the chief financial officer of the Guarantor as having been prepared in accordance with generally accepted accounting principles, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Guarantor shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                 (iv) as soon as available and in any event within 90 days after the end of the first half of each fiscal year of the Guarantor, balance sheets of the Guarantor and its Subsidiaries as of the end of such half and statements of income and cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such half, duly certified (subject to year-end audit adjustment) by the chief financial officer of the Guarantor as having been prepared in accordance with generally accepted accounting principles, and certificates of the chief financial officer, treasurer or controller of the Guarantor as to compliance with the terms of Paragraph XII of the Guaranty and setting forth in reasonable detail the calculations necessary to demonstrate compliance with such Paragraph, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Guarantor shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                 (v) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, containing balance sheets of the Guarantor and its Subsidiaries as of the end of such fiscal year and statements of income and cash flows of the Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Lender by Samil Accounting Corporation, a member firm of Price Waterhouse, or other independent public accountants acceptable to the Lender; provided, however, that the Guarantor, should it become a member of the stock exchange of the Republic of Korea, will provide the balance sheets and the statements of income and cash flows required by this Section 5.01(i)(v) in Consolidated form; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Guarantor shall also provide a statement of reconciliation conforming such financial statements to GAAP;

                 (vi) as soon as possible and in any event within five days after a Responsible Officer of the Borrower has knowledge of the occurrence of a Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                 (vii) promptly after the sending or filing thereof, copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                 (viii) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting either Loan Party or any of its Subsidiaries of the type described in
Section 4.01(g);

                 (ix) (A) promptly and in any event within 10 days after either Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

                 (x) promptly and in any event within two Business Days after receipt thereof by either Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                 (xi) promptly and in any event within 30 days after the receipt thereof by either Loan Party or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded currently liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90% of the unfunded current liability of which exceeds $1,000,000;

                 (xii) promptly and in any event within five Business Days after receipt thereof by either Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B);

                 (xiii) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

                 (xiv) promptly such other information respecting a Loan Party as any Lender may from time to time reasonably request.

(j) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that such action is not required by Environmental Laws or to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

SECTION 5.02 Negative Covenants. So long as the Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

(a) Liens, etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                 (i)      Permitted Liens;

                 (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purposes of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, or Liens of a lessor under an operating lease, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) and the Debt incurred in connection with Section 5.02(b)(iii)(E) shall not exceed $35,000,000 in the aggregate at any time outstanding;

                 (iii) the Liens existing on the Effective Date and described on Schedule 5.02(a) hereto;

                 (iv) Liens in favor of the Guarantor to secure the Borrower's obligation to the Guarantor under a guaranty and recourse agreement to be entered into by the Borrower and the

Guarantor, to the extent such Liens become operative only after the Commitments shall have been terminated and the Lenders shall have been paid in full for all obligations of the Borrower hereunder and under the Note; and

                 (v)      Liens to secure Debt permitted under Section
5.02(b)(iii)(A).

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                 (i)      in the case of the Borrower:

                          (A)     Subordinated Debt, and

                          (B)     Debt under the Loan Documents.

                 (ii) in the case of any of its Subsidiaries, Debt owed to the Borrower or to a wholly-owned Subsidiary of the Borrower; and

                 (iii)    in the case of the Borrower and any of its
Subsidiaries:

                          (A)     Debt incurred in connection with the
Securitization, or the replacement thereof, to the extent each item of such Debt does not exceed U.S. $150,000,000 in the aggregate,

                          (B)     Capitalized Leases not to exceed in the
aggregate $10,000,000 at any time outstanding,

                          (C)     the Surviving Debt and any Debt extending the
maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, and provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing.

                          (D)     endorsement of negotiable instruments for
deposit or collection or similar transactions in the ordinary course of business,

                          (E)     other Debt the aggregate principal amount of
which, together with the aggregate indebtedness secured by the Liens referred to in 5.02(a), shall not exceed $35,000,000 in the aggregate at any time outstanding, and

                          (F)     additional Debt, unsecured and pari passu
with the Debt under the Loan Documents, including a guarantee of the Debt under the Loan Documents by a Subsidiary obligor of such Debt, not otherwise permitted by this Section 5.2(b)(iii) aggregating not more than $140,000,000 in principal amount at any one time outstanding.

(c) Mergers, etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and (ii) the Borrower may sell one or more manufacturing Subsidiaries, provided that each such sale is for fair value.

(d) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of the Loan when the same becomes due and payable, or the Borrower shall fail to pay any interest on the Loan or any other amount payable hereunder, or either Loan Party shall fail to make any other payment of fees or other amounts payable under any Loan Document, within three Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by either Loan Party under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d), (e), (h) or (i) or 5.2 or (ii) either Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to such Loan Party by the Lender; or

(d) Either Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate in the case of the Borrower and $25,000,000 in the aggregate in the case of the Guarantor (but excluding Debt outstanding hereunder) of such Loan Party of such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) Either Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or either Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) Any judgment or order for the payment of money in excess of $5,000,000 in the case of the Borrower and $15,000,000 in the case of the Guarantor shall be rendered against such Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which such judgment remains unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) Any non-monetary judgment or order shall be rendered against either Loan Party or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which such judgment remains unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h) (i)(A) The Hyundai Group and its Affiliates shall cease to retain beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 51% or more of the combined voting power of all Voting Stock of the Borrower; or (B) any Person or two or more Persons acting in concert other than the Hyundai Group and its Affiliates shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 51% or more of the combined voting power of all Voting Stock of the Borrower; or (C) any Person or two or more Persons acting in concert other than the Hyundai Group and its Affiliates shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

                          (ii)    Any Person or two or more Persons other than
the owners of the Guarantor on the date hereof or their Affiliates acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Guarantor; or

(i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

(j) Either Loan Party or an ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Loan Party and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,250,000 per annum; or

(k) Either Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination, the aggregate annual contributions of such Loan Party and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,250,000; or

(l) Any provision of the Guaranty shall for any reason cease to be valid and binding on or enforceable against the Guarantor, or the Guarantor shall revoke the Guaranty; or

(m)      A Material Adverse Change has occurred;

then, and in any such event, the Lender, by notice by the Borrower, may declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate, and (ii) shall at the request, or may with the consent, of the Lender, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided, however, that in the event of an actual or deemed entry of an order for relief with respect to either Loan Party under the Federal Bankruptcy Code, (A) the obligation of the Lender to make the loan shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                 MISCELLANEOUS

SECTION 7.01 Amendments, etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender.

SECTION 7.02 Notices, etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 510 Cottonwood Drive, Milpitas, California 95035, telecopy no. (408) 432-4480, Attention: Meryl Rains, Vice President - Finance & Treasurer, with a copy to Glenn H. Stevens, Esq., General Counsel, at 2190 Miller Drive, Longmount, Colorado 80501, telecopy no. (303) 678-3111; if to the Lender, at its address at Nomura House, 1, St. Martin's-Le-Grand, London EC1A, 4NP, England, telecopy no. 171-626-0851, Attention: Joseph Chia; and if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Lender pursuant to Article II or III shall not be effective until received by the Lender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Note or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

SECTION 7.03 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.04 Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Loan Documents. After an Event of Default, the Borrower further agrees to pay on demand all costs and expenses of the Lender, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable fees expenses of counsel for the Lender in connection with the enforcement of rights under this Section 7.04(a).

(b) The Borrower agrees to indemnify and hold harmless the Lender and each of its Affiliates and its officers, directors, employees, agents and advisors (each, "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for or defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facility, Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loan or (ii) the actual or alleged presence of Hazardous Materials on any property of either Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to either Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by either Loan Party, its directors, shareholders, or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Lender, any of its Affiliates, or any of its respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, this Agreement, the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loan.

(c) If any payment of principal of LIBO Rate Loan is made by the Borrower to or for the account of the Lender other than on the last day of the Interest Period for such Loan, acceleration of the maturity of the Note pursuant to
Section 6.01 or for any other reason, or by an Eligible Assignee to the Lender other than on the last day of the Interest Period for such Loan upon assignment of rights and obligations under this Agreement pursuant to Section 7.07 as a result of demand by the Borrower pursuant to Section 7.07(a), the Borrower shall, upon demand by the Lender, pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Loan.

(d) Without prejudice to the survival of any other agreement of either Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Section 2.11, 2.14 and 7.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 7.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Lender to declare the Note due and payable pursuant to the provisions of Section 6.01, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by the Lender, whether or not the Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. The Lender agrees promptly to notify within one Business Day the Borrower after any such set-off and application. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Lender and its Affiliates may have.

SECTION 7.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their permitted respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

SECTION 7.07 Assignments and Participations. (a) The Lender may, with the consent (except as provided below), not to be unreasonably withheld of the Borrower, and the Lender if demanded by the Borrower (following a demand by the Lender pursuant to Section 2.11 or 2.14) upon at least 5 Business Days' notice to the Lender will, only if no Default has occurred and is continuing, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under and in respect of the Facility, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $3,000,000 or an integral multiple of $500,000 in excess thereof,

(iii) each such assignment shall be to an Eligible Assignee, and (iv) each such assignment made as a result of a demand by the Borrower pursuant to this
Section 7.07(a) shall be arranged by the Lender after consultation with the Borrower and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) the Lender shall not be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 7.07(a) unless and until the Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loans owing to the Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to the Lender under this Agreement and (vii) the parties to each such assignment shall execute and deliver to the Lender, for its acceptance and recording in the Register, an Assignment and Acceptance, and a processing and recordation fee of $3,000. The Lender may, without consent of, but upon notice to the Borrower, assign all or a portion of its rights and obligations under this Agreement to any of its Affiliates.

(b) By executing and delivering this Assignment and Acceptance, the Lender assignor thereunder (the "Assigning Lender") and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Loan Party or the performance or observance by either Loan Party of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Lender in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a Commitment hereunder, Assigning Lender in an amount equal to the Commitment retained by it hereunder.

(d) The Lender shall maintain at its address referred to in Section 7.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering the remaining portion of an assigning Lender's rights and obligations under this Agreement, such lender shall cease to be a party hereto).

(f) Each Lender may sell participants to one or more banks or other entities (other than either Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note held by
it); provided; however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by either Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

(h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 7.08 Confidentiality. No Lender shall use or disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Lender's, such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by
Section 7.7(h), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

SECTION 7.09 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws o the State of New York.

SECTION 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.11 Jurisdiction, etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect to any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 7.12 Waiver of Jury Trial. Each of the Borrower and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the other Loan Documents or the actions of any Lender in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          MAXTOR CORPORATION

                                          By:/s/ Raja Venkatesh
                                             ----------------------------------
                                             Title:  Corporate Treasurer


                                          NOMURA BANK INTERNATIONAL plc
                                          as Lender

                                          By:/s/ Authorized Signature
                                             ----------------------------------
                                             Title:  Senior Manager/Director

                                                             EXHIBIT A - FORM OF

                                                                 PROMISSORY NOTE

U.S. $10,000,000                             Dated: ____________ ______, 199___

                 FOR VALUE RECEIVED, the undersigned, MAXTOR CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of NOMURA BANK INTERNATIONAL plc (the "Lender") for the account of its Applicable Lending Office on the Stated Maturity Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S. $10,000,000 pursuant to the Credit Agreement dated as of October 31, 1997 among the Borrower and the Lender (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Stated Maturity Date.

                 The Borrower promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                 Both principal and interest are payable in lawful money of the United States of America to the Lender at Bank of America NTSA, New York, New York (account number 65506-61166), in same day funds.

                 This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a Loan by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                          MAXTOR CORPORATION

                                          By
                                            -----------------------------------
                                            Title:

                                                      EXHIBIT B - FORM OF NOTICE
                                                                      OF DRAWING

Nomura Bank International plc
Nomura House
1, St. Martin's-Le Grand
London EC1A 4NP
England

11-5-97

Attention:

Ladies and Gentlemen:

         The undersigned, Maxtor Corporation, refers to the Credit Agreement dated as of October 31, 1997 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned and Nomura Bank International plc (the "Lender"), and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section
2.03 of the Credit Agreement.

         (i)      The Business Day of the Proposed Borrowing is Nov. 7, 1997.

         (ii) The funds equal to the amount of the Proposed Borrowing should be made available by wire transfer to the following account(s):
121000358 B of A, 1484004218 Maxtor Corp.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

         (A) the representations and warranties contained in each Loan Document are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                          Very truly yours,

                                          MAXTOR CORPORATION

                                          By /s/ AUTHORIZED SIGNATURE
                                            -----------------------------------
                                            Title: Assistant Treasurer

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

                 Reference is made to the Credit Agreement dated as of October 31, 1997 (as amended or modified from time to time, the "Credit Agreement") among Maxtor Corporation, a Delaware corporation (the "Borrower"), and Nomura Bank International plc (the "Lender"). Terms defined in the Credit Agreement are used herein with the same meaning.

                 The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loan owing to the Assignee will be as set forth on Schedule 1 hereto.

                 2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Loan Party or the performance or observance by either Loan Party of any of its respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorized the Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Lender y the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

                 4. Following the execution of this Agreement and Acceptance, it will be delivered to the Lender for acceptance and recording by the Lender. The effective date for this

Agreement and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 hereto.

                 5. Upon such acceptance and recording by the Lender, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                 6. Upon such acceptance and recording by the Lender, from and after the Effective Date, the Lender shall make all payments under the Credit Agreement and the Promissory Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Promissory Note for periods prior to the Effective Date directly between themselves.

                 7. This Agreement and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                 8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers duly authorized as of the date specified thereon.

                                                             EXHIBIT D - FORM OF
                                                                        GUARANTY


                                                                October 31, 1997


Nomura Bank International plc
Nomura House
1 St. Martin's-Le-Grand
London EC1A 4NP
England

Dear Sirs:

Credit agreement between Maxtor Corporation (the "Borrower") and Nomura Bank International plc (the "Lender") dated October 31, 1997 (the "Credit Agreement").

       I. For and in consideration of any indebtedness to you under the Credit Agreement and the Note (as defined in the Credit Agreement), for the payment of which the undersigned is now obligated to you, either as guarantor or otherwise, and/or in order to induce you, in your discretion, at any time(s) hereafter, to make any loan(s) or advance(s) or to extend credit in any other manner to, or at the request of or for the account of, the Borrower, either with or without security, under the Credit Agreement (all liabilities and obligations of the Borrower to you under the Credit Agreement and the Note being hereinafter referred to as "Obligations"), the undersigned does hereby unconditionally GUARANTEE and INDEMNIFY the punctual payment when due to you of each and all of the Obligations, together with interest thereon and any and all expenses which may be incurred by you in collecting all or any of the Obligations and/or in enforcing any rights under the Credit Agreement and/or hereunder.

      II. It is understood and agreed that (i) the undersigned guarantees that the Obligations will be paid to you strictly in accordance with the terms and provisions of the Credit Agreement. In reference thereto, regardless of any law, regulation or decree, now or hereafter in effect, which might in any manner alter any of the terms or provisions of the Credit Agreement or your rights with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any of the Obligations, and (ii) in each instance when the Borrower shall have agreed, relative to any one or more of the Obligations, to pay or provide you or any of your correspondents with any amount of money that is other than that which is locally in common circulation at the time as currency in the place where such agreement is made, and such amount is not actually paid or provided at and when agreed or within such time as you may deem reasonable, the undersigned will, upon request and as you may elect, either pay or provide the amount in the exact currency and place as agreed by the Borrower or pay or provide you in the City of New York with the equivalent of the amount in U.S. dollars at your then prevailing rate for sales of the kind of currency agreed to be paid or provided for transfer by cable to a place where it is current on condition that the undersigned obtains necessary permission from the Korean Government in case such permission is required under the Korean laws and regulations concerning foreign exchange control then in force.

     III. As security for any and all liabilities of the undersigned to you, now existing or hereafter arising hereunder, or otherwise, you are hereby given the right to retain, and you are hereby given a lien upon any and all moneys or other property (i.e., goods and merchandise, as well as any and all documents relative thereto; also funds, securities, choses in action and any and all other forms of property whether real, personal or mixed, and any right, title or interest of the undersigned therein or thereto), and/or the proceeds thereof, which have/has been or may hereafter be, deposited or left with you (or with any third party acting on your behalf) by or for the account or credit of the undersigned, including (without limitation of the foregoing) that in safekeeping or in which the undersigned may have any interest. All remittances and property shall be deemed left with you as soon as put in transit to you by mail or carrier. In the event of the happening of any one or more of the following, to wit: (a) the non-payment of any of the Obligations after any applicable grace period; (b) the dissolution or termination of existence of the Borrower or the undersigned; (c) any petition in bankruptcy being filed by or against the Borrower or the undersigned, or any proceedings in bankruptcy, or under any laws or regulations of any jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment or any indebtedness of the Borrower or the undersigned, either through reorganization, composition, extension or otherwise; (d) the making by the Borrower or the undersigned of an assignment for the benefit of creditors or the commencement of any proceedings by either of the same of any insolvency law; (e) the appointment of a receiver of any property of the Borrower or the undersigned undismissed after 45 days;
(f) any seizure, vesting or intervention by or under authority of a government, by which the management of either the Borrower or the undersigned is displaced or its authority in the conduct of its business is curtailed; (g) the attachment or distraint of any funds or other property of the Borrower or the undersigned which may be in, or come into, your possession or under your control, or that of any third party acting for you, or of the same becoming subject at any time to any mandatory order of court or other legal process -- then, or at any time(s) any such event exists, any or all of the Obligations shall, at your option, become (for the purposes of this guaranty) immediately due and payable by the undersigned, without demand or notice. Furthermore, in any such event, full power and authority are hereby given you to sell, assign, and deliver the whole or any of the property upon which you have hereinbefore been given a lien, at any broker's board, or at public or private sale, at your option, either for cash or on credit or for future delivery, without assumption of any credit risk, and without either demand, advertisement or notice of any kind, all of which are hereby expressly waived, and no delay on your part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon the undersigned by you with respect to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair your right to take any action or to exercise any power of sale or any other rights hereunder, without notice or demand, or prejudice your rights as against the undersigned in any respect. At any sale hereunder, you may purchase the whole or any part of the property sold, free from any right of redemption on the part of the undersigned, all such rights being also hereby waived and released. In the event of any sale or other disposition of any of the property aforesaid, after deducting all costs or expenses of every kind for care, safekeeping, collection, sale, delivery or otherwise, you shall, after applying the residue of the proceeds of the sale, or other disposition thereof, to the payment or reduction (in whole or in part) of the principal and/or interest (as you may elect) then owing on the Obligations, and after making proper allowance for interest on Obligations not then due, return any excess to the undersigned, all without prejudice to your rights as against the undersigned with respect to any and all amounts which may then be or remain unpaid on any Obligations.

     IV. The undersigned hereby consents and agrees that you may at any time, or from time to time, in your discretion; (1) extend or change the time of payment, and/or the manner, place or terms of payment of all or any of the Obligations; (2) exchange, release, fail to perfect, and/or surrender all or any of the collateral security, or any part(s) thereof, by whomsoever deposited, which is now or may hereafter be held by you in connection with all or any of the Obligations; (3) sell and/or purchase all or any such collateral at public or private sale, or at any broker's board, and after deducting all costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale(s) may be applied by you upon all or any of the Obligations; and (4) settle or compromise with the Borrower, and/or any other person(s) liable thereon, any and all of the Obligations, and/or subordinate the payment of same, or any part(s) thereof, to the payment of any other debts or claims, which may at any time(s) be due or owing to you and/or any other person(s) or corporation(s); all in such manner and upon such terms as you may deem proper, and without notice to or further assent from the undersigned, it being hereby agreed that the undersigned shall be and remain bound upon this guaranty, irrespective of the existence, value or condition of any collateral, and notwithstanding any such change, exchange, settlement compromise, surrender, release, sale, application, renewal or extension, and notwithstanding also that the Obligations may at any time(s) exceed the aggregate principal sum hereinabove prescribed. The liability of the undersigned under this guaranty shall be unconditional irrespective of (i) any amendment or waiver or consent to departure from the terms of any Obligation provided that any such amendment does not relate to an increase in the amount of the Obligation or an extension of the maturity of such Obligation which has not been consented to by the undersigned, (ii) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any of the Obligations, (iii) the existence of any claim, set-off or other rights which the undersigned may have at any time against the Borrower, you, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim, and
(iv) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or a guarantor.

      V. The undersigned hereby waives notice of acceptance of this guaranty, and also presentment, demand, protest and notice of dishonor of any and all of the Obligations, and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or of making any claim or demand hereunder upon the undersigned, and any requirement that you exhaust any right or take any action against the Borrower or any collateral security. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by you upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

No act or omission of any kind on your part in the premises shall in any event affect or impair this guaranty.

     VI. This is a continuing guaranty and shall (i) remain in full force and effect until written notice shall have been received by you from the undersigned (or the successor or legal representative of the undersigned) that it has been revoked, but any such notice shall not release the undersigned from any liability as to any Obligations which may be held by you, or in which you may have any interest, at the time of the receipt of such notice; (ii) be binding upon the undersigned, the heirs, executors, administrators, successors and assigns of the undersigned, and shall inure to the benefit of, and be enforceable by you, your successors, transferees and assigns; and (iii) be deemed to have been made under and shall be governed by the laws of Korea in all respects, including matters of construction, validity and performance, and it is understood and agreed that none of its terms or provisions may be waived, altered, modified or amended except in writing duly signed for and on your behalf.

     VII. Any and all payments by the undersigned hereunder shall be made free and clear of and without deduction for any and all present of future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on your overall net income,
(ii) franchise taxes imposed on you in lieu of net income taxes by the jurisdiction under the laws of which you are organized or any political subdivision thereof, and (iii) if applicable, taxes imposed on your overall net income, and franchise taxes imposed on you in lieu of net income taxes, by the jurisdiction of your lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the undersigned shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) you will receive an amount equal to the sum you would have received had no such deductions been made, (ii) the undersigned shall make such deductions and (iii) the undersigned shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the undersigned agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, performing under or otherwise with respect to, this guaranty or the Obligations

(hereinafter referred to as "Other Taxes"). Within 30 days of any payment of Taxes, the undersigned will furnish to you the original or a certified copy of a receipt evidencing payment thereof. The undersigned will indemnify you for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by you or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, within 30 days of your request therefor. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations of the undersigned contained in this paragraph shall survive the payment in full of the Obligations and principal and interest hereunder and any termination or revocation of this guaranty. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or on behalf of the Guarantor by a payer that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payer to furnish, to the Lender, at such address, an opinion of counsel acceptable to the Lender stating that such payment is exempt from Taxes. For purpose of the preceding sentence, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     VIII. Notwithstanding any other provision of this guaranty, until payment in full of the Obligations after termination of any of your commitments with respect thereto, (i) the undersigned hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens which you have against the Borrower in respect to the Obligations, (ii) the undersigned shall have no right of recourse, reimbursement, contribution, indemnification, or similar right that the undersigned may have (by contract or otherwise) against the Borrower in respect of the Obligations, and (iii) the undersigned hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to you to secure payment of the Obligations.

     IX. If the undersigned shall fail to pay any of its obligations hereunder when the same shall become due and payable, you are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by you to or for the credit or account of the undersigned against any and all of the Obligations, whether or not you shall have made any demand under this guaranty. You agree promptly to notify the undersigned after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. Your rights under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which you may have.

     X. The undersigned hereby represents and warrants as follows: (i) the execution, delivery and performance by the undersigned of this guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (x) its articles of incorporation or by-laws or (y) law or any contractual restriction binding on or affecting it or any entity that controls it; (ii) all authorizations, approvals, consents, licenses, exemptions, filings, registrations and other requirements of governmental, judicial and public bodies and authorities of or in Korea required of the Guarantor in connection with the entry into and performance of this Guaranty have been obtained and are in full force and effect, except that the undersigned is required to report to its designated foreign exchange trading bank any payment to be made under this Guaranty at the time of making each such payment; and (iii) this guaranty has been duly executed and delivered by the undersigned, and is the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

     XI. The undersigned covenants and agrees that, so long as any part of the Obligations shall remain unpaid or any Lender shall have any commitment to lend under either Credit Agreement, (a) the Tangible Net Worth of the undersigned on the last day of any fiscal quarter shall be not less than the sum of (i) 70% of the Tangible Net Worth as of December 31, 1995 plus (ii) 50% of positive Net Income of the undersigned for each fiscal year of the undersigned beginning with the fiscal year ending December 31, 1996 and (b) the undersigned shall maintain a ratio of current assets to current liabilities greater than or equal to 0.8. "Tangible Net Worth" shall mean the excess of (x) total tangible assets over (y) total liabilities, and "Net Income" shall mean the difference, after taxes, between total revenues and total costs and expenses.

     XII. Delivery of an executed counterpart of a signature page to this guaranty by telecopier shall be effective as delivery of a manually executed counterpart of this guaranty.

                                       HYUNDAI ELECTRONICS INDUSTRIES CO., LTD.



                                       By   /s/ YOUNG HWAN KIM
                                          -------------------------------------
                                          Name: Young Hwan Kim
                                          Title: Representative Director

                                                                       EXHIBIT F

                       [Form of General Counsel Opinion]



October ___, 1997

To Nomura Bank International plc, as Lender

Nomura House

1, St. Martin's-Le-Grand

London EC1A 4NP

England

         Re:     MAXTOR CORPORATION

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 3.01(h)(v) of the U.S. $10,000,000 364-Day Credit Agreement (the "Credit Agreement"), dated as of October 31, 1997, between Maxtor Corporation (the "Borrower") and Nomura Bank International plc, as Lender. Terms defined in the Credit Agreement are used herein as therein defined.

         In connection herewith, I have examined:

         (1)     The Credit Agreement;

         (2)     The Note;

         (3) The documents furnished by the Borrower pursuant to Article III of the Credit Agreement;

         (4) The Certificate of Incorporation of the Borrower and all amendments thereto;

         (5)     The bylaws of the Borrower and all amendments thereto; and

         (6) Such other documents, agreements, and instruments as I have considered necessary or relevant in order for me to provide this opinion.

         My opinions expressed below are limited to the General Corporation Law of the State of Delaware, the law of the State of California and the federal law of the United States.

         Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

         1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, possessing perpetual existence and the capacity to sue or be sued in its own name. The Borrower has the power to own its property and assets and carry on its business as it is now being conducted.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Note, and the consummation of the transactions contemplated thereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene or constitute a default under (i) the Borrower's charter or bylaws, or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), (iii) any contractual or legal restriction applicable to the Borrower, or (iv) any agreement or instrument to which the Borrower is a part or which is binding upon it or any of its assets, nor result in the creation or imposition of any Lien on any of the Borrower's assets pursuant to the provisions of the Credit Agreement or any other Loan Document. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

         3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Note, or for the validity, enforceability an admissibility in evidence of the Credit Agreement and the Note, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) to the Credit Agreement, all of which have been duly obtained, taken, given or made and are in fully force and effect.

         4. The indebtedness of the Borrower under the Credit Agreement and the Note is its direct, unconditional and general indebtedness and ranks at least pari passu with all its other unsecured and unsubordinated indebtedness.

         5. The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6. To my knowledge, there is no action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document or the consummation of the transactions contemplated thereby.

Sincerely,

Glenn H. Stevens
Vice President, General Counsel
and Secretary

                                   Exhibit G



                               October ___, 1997

To:  Nomura Bank International plc
     Nomura House
     1, St. Martin's-Le-Grand
     London EC1A 4NP
     (the "Lender")

                   Re:Guaranty dated as of October    , 1977

Ladies and Gentlemen:

         We have acted as the Korean legal advisers to Hyundai Electronics Industries Co., Ltd. (the "Guarantor") in connection with a guaranty (the "Guaranty") dated October ___, 1997 issued and delivered by the Guarantor in favor of the Lender for the purpose of guaranteeing the obligations of Maxtor Corporation (the "Borrower") under a US$10,000,000 364-day credit agreement (the "Credit Agreement") dated October ___, 1997 and made between the Lender and the Borrower. Terms defined in the Credit Agreement are used herein as therein defined and the term "Korea" refers to the Republic of Korea.

         This opinion is furnished to you pursuant to Section 3.01(h)(vi) of the Credit Agreement. For the purpose of this opinion, we have examined:

         (a)     the Credit Agreement;

         (b)     the Guaranty;

         (c)     the Articles of Incorporation of the Guarantor;

         (d)     Commercial Registry extracts regarding the Guarantor;

         (e) Minutes of a meeting of the Guarantor's Board of Directors held regarding the Guaranty;

         (f) a Seal Certificate for the Guarantor's Representative Director who participated in the Guarantor's Board Meeting mentioned in
                 (e) above;

         (g) a certificate issued by the Guarantor's same Representative Director certifying the genuineness of the seal impression of each member of the Guarantor's Board of Directors who participated in the Guarantor's Board Meeting mentioned in (e) above;

         (h) the report to, and acceptance thereof by, Korea Exchange Bank, Kye-dong Branch in respect of the Guaranty; and

         (i) such other documents as we have considered necessary or relevant in order for us to provide this opinion.

         In giving this opinion we have assumed:

         (i) the authenticity of all signatures, seals, stamps and markings;

         (ii) that all documents submitted to us as originals are authentic, complete and up-to-date, all documents submitted to us as copies conform to the originals, and that all factual statements made in such documents are correct and we have relied on them without further inquiry;

         (iii) that the Credit Agreement and any other agreement or instrument thereunder have been validly authorized, signed and delivered by the parties thereto (other than the Guarantor) in accordance with applicable laws;

         (iv) that the Credit Agreement and any other agreements or instruments thereunder constitute or will constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms respectively under the laws of the State of New York by which the Credit Agreement and any other agreement or instrument are expressed to be governed;

         (v) that the copies of the Articles of Incorporation of, and the Commercial Registry extracts relating to, the Guarantor referred to in paragraphs (c) and (d) above are true, complete, accurate and up-to-date; and

         (vi) the resolutions of the Board of Directors of the Guarantor passed at the meeting referred to in paragraph (e) above were duly passed at properly constituted meeting and that such resolutions have not been amended or rescinded.

         As to any other matters of objective fact material to the opinions expressed herein, we have made no independent inquiry and have relied solely upon certificates or oral or written statements of officers or other representatives of the Guarantor.

         Based on the foregoing, we are of the opinion that so far as the law of Korea are concerned:

         (1) The Guarantor is a limited liability company, duly organized and validly existing under the law of Korea, with full power and authority to enter into and perform the Guaranty.

         (2) The Guarantor has taken all necessary corporate action to authorize the entry into and performance of the Guaranty and the transactions contemplated thereby.

         (3) The Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms and is in proper form for its enforcement.

         (4) The entry into the Guaranty and the performance of the obligations thereunder by the Guarantor do not violate (i) any law or regulation of Korea or any judicial order in Korea or
                 (ii) the constitutional documents of the Guarantor.

         (5) All authorizations, approvals, consents, licenses, exemptions, filings, registrations and other requirements of governmental, judicial and public bodies and authorities of or in Korea required of the Guarantor in connection with the entry into and performance of the Guaranty have been obtained and are in full force and effect, except that the Guarantor is required to report any payment to be made under the Guaranty at the time of making each such payment to its designated foreign exchange trading bank.

         (6) The obligations of the Guarantor under the Guaranty rank at least pari passu with all its other present or future unsecured and unsubordinated obligations of the Guarantor except for those preferred by operation of law applicable to companies generally.

         (7) All amounts payable by the Guarantor under the Guaranty may be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied in Korea or by any authority thereof or therein except, however, that although the tax laws of Korea are not entirely clear as to whether payment of any interest by the Guarantor under the Guaranty may be made without withholding of Korean taxes, the Korean tax authorities may require the Guarantor to withhold Korean taxes from such interest payment. In the event of Korean taxes being imposed on interest payments, the guarantor's obligation to bear the cost of such tax under the Guaranty would become operative.

         (8) Neither the Guarantor nor any of its property (except such property specifically protected by law) has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Korea.

         (9) To ensure the enforceability or admissibility in evidence of this Guaranty in Korea, it is not necessary that this Guaranty or any other document or instrument be filed or recorded with any court or other authority in Korea.

         (10) The Lender will not be deemed to be resident, domiciled, carrying on business or subject to taxation in Korea by reason only of the execution, delivery or enforcement of the Guaranty.

         Our opinion is subject to the following general qualifications:

         (i) the obligations of the Guarantor under the Guaranty may be limited or affected by the bankruptcy law, the corporate reorganization law, the compulsory composition law or other similar laws with generally affect the rights of creditors; and

         (ii) the remedies of specific performance or injunction might not necessarily be available in Korea with respect to any particular provisions of the Guaranty.

         This opinion is addressed to you and may be relied upon solely by you and your counsel.

                                          Yours faithfully,

                                          Bae, Kim & Lee

                                                                      Exhibit H


October __, 1997

To:  Nomura Bank International plc (lender)

                 Re:  Hyundai Electronics Industries Co., Ltd.

Ladies and Gentlemen:

         I have acted as corporate counsel to Hyundai Electronics Industries Co., Ltd. (the "Guarantor") in connection with the Guaranty (the "Guaranty") dated as of October __, 1997 issued by the Guarantor in favor of the Lender for the purpose of guaranteeing the obligations of Maxtor Corporation as the Borrower under a Credit Agreement (the "Credit Agreement") dated October __, 1997 and entered into by and among Maxtor Corporation as borrower and Nomura Bank International plc as lender. Terms defined in the Credit Agreement are used herein as therein defined and the term "Korea" refers to the Republic of Korea.

         This opinion is furnished to you pursuant to Section 3.01(h)(vi) of the Credit Agreement. For the purpose of this opinion, I have examined:

         (a)     The Credit Agreement

         (b)     The Guaranty; and

         (c) such other documents, agreements, and instruments as I have considered necessary or relevant in order for me to provide this opinion.

         Based on the foregoing, I am of the opinion that, so far as the laws of Korea are concerned, the entry into the Guaranty and the performance of the obligations thereunder by the Guarantor do not violate any contractual or legal restriction contained in any document or agreement applicable to the Guarantor.


Yours faithfully,


-------------------------------------------------
M.J. Yoon
Corporate Counsel

                                                             EXHIBIT I - FORM OF
                                                            ASSUMPTION AGREEMENT


                                                          Dated: _______________



Maxtor Corporation
510 Cottonwood Drive
Milpitas, California  95035
Attention:  Vice President - Finance & Treasurer

Normura Bank International plc
Nomura House
1, St. Martin's-Le-Grand
London EC1A 4NP
England

Attention:

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of October 31, 1997 (as amended or modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among Maxtor Corporation, (the "Borrower") and Nomura Bank International plc (the "Lender").

         The undersigned (the "Assuming Lender") proposes to become an Assuming Lender pursuant to Section 7.07 of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on [_______________] and that its Commitment shall as of such date be $________________.

         The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(e) thereof, the most recent financial statements referred to in
Section 5.01(i) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Lender and based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Lender by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) confirms that it is an Eligible Assignee; (vi) specifies as its Applicable Lending Office (and address for notices) the offices set forth beneath its name on the signature pages hereof; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States required under Section 2.14 of the Credit Agreement.

         The Assuming Lender requests that the Borrower deliver to the Lender (to be promptly delivered to the Assuming Lender) a Promissory Note payable to the order of the Assuming Lender, dated as of [_______________] substantially in the form of Exhibit A to the Credit Agreement.

         The effective date for this Assumption Agreement shall be [_______________]. Upon delivery of this Assumption Agreement to the Borrower and the Administrative Agent, and satisfaction of all conditions imposed under
Section 7.07 as of [date specified above], the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of [date specified above], the Lender shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.

         The Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

         This Assumption Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

                                          Very truly yours,

                                          [NAME OF ASSUMING LENDER]

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title

                                          Domestic Lending Office
                                          and address for notices):

                                          [Address]





                                          Eurodollar Lending Office
                                          Address]




                                          NAME OF ASSIGNOR]




                                          By:
                                             ---------------------------------
                                             Name:

                                             Title



                                             [Address]





ABOVE ACKNOWLEDGED AND AGREED TO:

MAXTOR CORPORATION

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title

                                 PROMISSORY NOTE


               U.S. $10,000,000                         Dated:  October 31, 1997



               FOR VALUE RECEIVED, the undersigned, MAXTOR CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of NOMURA BANK INTERNATIONAL plc (the "Lender") for the account of its Applicable Lending Office on the Stated Maturity Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S. $10,000,000 pursuant to the Credit Agreement dated as of October 30, 1997 among the Borrower and the Lender (as amended or modified from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined) outstanding on the Stated Maturity Date.

               The Borrower promises to pay interest on the unpaid principal amount of the Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement,

               Both principal and interest are payable in lawful money of the United States of America to the Lender at Bank of America NTSA, New York, New York (account number 65506-61166), in same day funds.

               This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a loan by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loan being evidenced Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                       MAXTOR CORPORATION



                                       By:/s/ RAJA VENKATESH
                                          --------------------------------------
                                             Title:

                               MAXTOR CORPORATION

                             Certificate of Borrower



        Pursuant to Article III, Section 3.01(g) of the U.S. $10,000,000 364-Day Credit Agreement Dated as of October 31, 1997, among Maxtor Corporation, as Borrower, and Nomura Bank International plc, as Lender, Borrower hereby certifies to Lender that:

        (i) The representations and warranties contained in each Loan Document are correct, and

        (ii) No event has occurred and is continuing that constitutes a Default.

        All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement

        IN WITNESS WHEREOF, the undersigned has executed this Certificate this 31st day of October, 1997.



                                        MAXTOR CORPORATION



                                        By:
                                            ------------------------------------
                                            Paul J. Tufano
                                            Vice President Finance and
                                            Chief Financial Officer

                              CERTIFIED RESOLUTIONS

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                               MAXTOR CORPORATION

        I, Carlotta Barr-Smith, hereby certify that I am the duly elected and acting Assistant Secretary of Maxtor Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"). I further certify that the following is a full, true and correct copy of resolutions of the Board of Directors of the Corporation, duly and regularly adopted by the Board of Directors of the Corporation in all respects as required by law and the Bylaws of the Corporation on January 11, 1996, and that said resolutions are in full force and effect and have not been amended or revoked.

        Approval of Borrowing Authorization Levels

               WHEREAS, it is also deemed to be in the best interests of the Corporation to establish borrowing relationships from time to time with various financial institutions, subject to the following limitations of authority with respect to such borrowings:

                        Title                                   Authority
                        -----                                   ---------
               Chief Financial Officer          to             $10,000,000
               Chief Executive Officer          to             $20,000,000
                 Board of Directors            over            $20,000,000

               IT IS THEREFORE RESOLVED, that the officers of the Corporation are hereby authorized in the name and on behalf of this Corporation to enter into borrowing agreements with such financial institutions and on such terms as its officers may deem in the Corporation's best interests, provided, however, that the aggregate principal amount of each such borrowing is approved by the appropriate officer, and within the borrowing limits, as set forth above;

               RESOLVED FURTHER, that the signatures of the President or Chief Financial Officer, together with either the Secretary or Treasurer, appearing on any form of agreement not inconsistent with the foregoing shall be presumptive evidence of the officers' authority to execute such agreement on behalf of Maxtor Corporation; and

               RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized, directed and empowered, for and on behalf of the Corporation, to make all such arrangements, to do and perform all such acts and things, to execute and deliver all such other instruments and documents, and to certify any further resolutions in connection therewith, which resolutions shall be deemed to be approved by the Board as if adopted at this meeting.

        Dated:  October 31, 1997





        - SEAL -

                                        ----------------------------------------
                                              Carlotta Barr-Smith
                                              Assistant Secretary

                       Certificate of Assistant Secretary


        I, Carlotta Barr-Smith, hereby certify that I am the duly elected and acting Assistant Secretary of Maxtor Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"). I further certify hereby that the following signatures are the true signatures of the persons duly authorized to sing the Agreement, the Note, each other Loan Document to which the Corporation is a party and such other documents as may be required to be delivered thereunder.


          Officer                      Name                         Signature
          -------                      ----                         ---------


      Vice President and
    Chief Financial Officer      Paul J. Tufano             /s/ PAUL J. TUFANO
                                                            -----------------------------------


    Vice President, General
     Counsel and Secretary       Glenn H. Stevens           /s/ GLENN H. STEVENS
                                                            -----------------------------------




      Corporate Treasurer        Raja Venkatesh             /s/ RAJA VENKATESH
                                                            -----------------------------------




      Assistant Treasurer        Glen Haubl                 /s/ GLEN HAUBL
                                                            -----------------------------------



Dated:  October 31, 1997

                                                            /s/ CARLOTTA BARR-SMITH
                                                            -----------------------------------
                                                                   Carlotta Barr-Smith
                                                                   Assistant Secretary


- SEAL -

                    HYUNDAI ELECTRONICS INDUSTRIES, Co., LTD.


                                   Certificate


        I, Young Hwan Kim, Representative Director of Hyundai Electronics Industries, Co., Ltd., a company incorporated with limited liability in the Republic of Korea (the "Corporation"), DO HEREBY CERTIFY, in connection with a Borrowing on this date under the Credit Agreements each dated as of October 31, 1997 between Maxtor Corporation, a Delaware corporation, as borrower and Nomura Bank International plc as lender (the "Credit Agreement," the terms defined therein being used herein as therein defined), that:

        1. Attached hereto as Exhibit A is a true, complete and up-to-date copy of the Articles of Incorporation of the Corporation, together with an accurate English translation thereof.

        2. Attached hereto as Exhibit B is a true, complete and up-to-date copy of the Commercial Registry extracts regarding the Corporation, together with an accurate English translation thereof.

        3. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on October 15, 1997, at which meeting a quorum was present and acting throughout. Such resolutions have not been amended, modified or revoked and are in full force and effect on the date hereof.

        4. The Guaranty (the "Guaranty") dated October 31, 1997, made by the Corporation to the Lender, as executed and delivered on behalf of the Corporation, is substantially in the form thereof approved at the meeting of the Board of Directors referred to in paragraph 3 hereof.

        5. Attached hereto as Exhibit D is a genuine Seal Certificate for the Corporation's Representative Director who participated in the Corporation's Board Meeting mentioned in paragraph 3 above, together with an accurate English translation thereof.

        6. The seal impression of each member of the Corporation's Board of Directors who participated in the Corporation's Board Meeting mentioned in paragraph 3 above is genuine and authentic.

        7. Attached hereto as Exhibit E is a true and correct copy of the report filed by the corporation with its designated foreign exchange trading bank in respect of the Guaranty, together with an accurate English translation thereof.

        8. The below named persons, who include all persons who, as officers of the Corporation, executed and delivered the Guaranty and each other document, certificate and instrument being delivered on the date hereof pursuant to or as contemplated by the Credit

Agreement, were duly elected (or appointed), qualified and acting as such officers holding their respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures:


Name                       Office                       Signature



Young Hwan Kim             Representative Director     /s/ YOUNG HWAN KIM
                                                       -------------------------



Il Sun Kim                 Director                    /s/ IL SUN KIM
                                                       -------------------------



Kang Ho Lee                General Manager             /s/ KANG HO LEE
                                                       -------------------------


        IN WITNESS WHEREOF, I have signed this certificate this 31st day of October, 1997.


        /s/ YOUNG HWAN KIM
        -----------------------------------
        Name:  Young Hwan Kim
        Title:  Representative Director

                            ARTICLES OF INCORPORATION
                                       OF
                 HYUNDAI ELECTRONICS INDUSTRIES COMPANY LIMITED



                          CHAPTER I. GENERAL PROVISIONS

ARTICLE 1. COMPANY NAME

The name of the Company is, in Korean, Hyundai Jeon-Ja San-up Choo-Sik Hoe-Sa and in English, Hyundai Electronics Industries Co., Ltd. (in abbreviated form,
HEI).

ARTICLE 2. OBJECT

The object of the Company is to engage in the following business activities:

(1)     Manufacture or sale of semiconductor devices

(2) Manufacture, fabrication or sale of machinery, tools, parts, materials to be used therefor by applying the features of electronic movements and by utilizing semiconductor devices and other similar parts

(3)     Development or lease of application software for computers

(4) Manufacture, sale or lease of electronic, electrical or communicative machinery, tools and their parts, and services related thereto

(5)     Manufacture of mechanical components and tooling

(6)     Technical research or consulting services

(7)     Lease of electronic or electrical machinery or tools

(8) Manufacture, sale or lease of communicative equipment for specific purposes (satellite communication, etc.) or broadcasting, or services related thereto

(9)     Manufacture or sale of photographic supplies or optical supplies

(10)    Information services

(11)    Publication

(12)    Foreign trading

(13)    Forestation

(14)    Sale or lease of real estate

(15)    Importation, sale or distribution of the foreign movies

(16)    Production, sale or distribution of the movies

(17) Any other businesses or investment related to or incidental to any of the aforementioned activities

(18)    Manufacture of storage battery

(19)    Power generation

(20)    Construction

(21)    Manufacture or sale of disk or video products

(22) Any other businesses and investment related to or incidental to any of the aforementioned activities

(23)    Manufacture of electronic tubes

(24)    Amusement business

(25)    Manufacture or sale of spacecrafts and their components

ARTICLE 3. LOCATION OF THE HEAD OFFICE AND ESTABLISHMENT OF BRANCH AND OTHER
           OFFICES

(1) The head office of the Company shall be located at Ichon-Si, Kyoungki-Do, the Republic of Korea.

(2) The Company may establish branches, branch offices, offices and subsidiaries in Korea, as well as abroad as required by resolution of the Board of Directors.

ARTICLE 4. METHOD OF GIVEN PUBLIC NOTICE

Public notices by the Company shall be given by publication in The Korea Economic Daily, a daily newspaper of general circulation published in Seoul, the Republic of Korea.

                               CHAPTER II. SHARES

ARTICLE 5. TOTAL NUMBER OF SHARES TO BE ISSUED

The total number of shares to be issued by the Company is one hundred twenty-eight million (128,000,000) shares.

ARTICLE 6. PAR VALUE PER SHARE

The par value of shares issued by the Company shall be five thousand Won (Won 5,000) per share.

ARTICLE 7. TOTAL NUMBER OF SHARES TO BE ISSUED AT THE TIME OF INCORPORATION

The total number of the shares to be issued by the Company at the time of incorporation shall be fifty thousand (50,000) shares.

ARTICLE 8. CLASSES OF SHARES

The classes of shares to be issued by the Company shall be common shares in non-bearer form and preferred shares in non-bearer form.





ARTICLE 8-2. NUMBER AND CHARACTERISTICS OF PREFERRED SHARES



(1) The number of non-voting preferred shares to be issued by the Company shall be twenty million (20,000,000) shares.

(2) The dividend of a non-voting preferred share shall be one percent (1%) of the par value of the share per annum above the amount of the dividend on a common share. Such additional one percent (1%) shall be paid in cash.

(3) Dividends on preferred shares, as set forth in Paragraph (2), may be not declared if no dividend is declared on the common shares.

(4) If any dividend on non-voting preferred shares cannot be paid from the profits of the fiscal year concerned, the non-voting preferred shares shall be deemed to have voting rights, from the time of the general meeting of shareholders following the general meeting at which the resolution not to pay dividends on preferred shares is adopted, to the time of the end of the general meeting of shareholders at which a resolution to pay dividends for such preferred shares is adopted.

ARTICLE 9. TYPES OF SHARE CERTIFICATES

Share certificates to be issued by the Company shall be in eight denominations, of one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred
(100), one thousand (1,000) and ten thousand (10,000) shares.

ARTICLE 10. PREEMPTIVE RIGHTS

(1) The Company's shareholders shall have the preemptive right to subscribe to new shares in proportion to their respective shareholding ratios. However, if any unsubscribed shares result from a shareholder waiving or losing his preemptive right, or if fractional shares result from the allocation of the new shares, such shares shall be disposed of in accordance with a resolution of the Board of Directors.

(2) Notwithstanding the provision of Paragraph (1), the Company may allocate new shares to persons other than shareholders by resolution of the Board of Directors in the following cases:

        (i) If the Company issues new shares by a public offering or cause underwriters to underwrite new shares in accordance with the relevant provisions of the Securities and Exchange Act.

        (ii) If the Company issues new shares to the Employee Stock Ownership Association in accordance with the relevant provisions of the Law on Fostering the Capital Market.

        (iii) If the Company issues new shares for the issuance of depository receipts (DR) in accordance with the Regulation on the Issuance of Overseas Securities.



ARTICLE 10-2.  RECORD DATE OF THE DIVIDEND PAY-OUT OF NEW SHARES



In case the Company issues new shares by increase of capital stock with consideration, increase of capital stock without consideration and share dividend, for the purpose of the dividend for new shares, such new shares shall be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year in which such new shares have been issued.

ARTICLE 11. ISSUANCE OF NEW SHARES AT MARKET PRICE

(1) The Company may, in issuing new shares, issue any or all of new shares at a market price and such market price shall be determined by the resolution of the Board of Directors.

(2) In the case of Paragraph 1 above, the Company may, notwithstanding the provisions described in Article 10, issue new shares by a public offering or cause underwriters to underwrite new shares issued at a market price in accordance with the relevant provisions of Securities and Exchange Act.

ARTICLE 12. TRANSFER AGENT

(1) The Company shall retain a transfer agent to make entries in the Register of Shareholders.

(2) The nomination of transfer agent, the location where its services are to be rendered and the scope of its duties shall be determined by the Board of Directors of the Company and shall be publicly announced.

(3) The Company shall keep the Register of Shareholders, or a duplicate thereof, at the location where the transfer agent performs its duties. The transfer agent shall handle the activities of making entries in the Register of Shareholders, registering the creation and cancellation of pledges over shares, indication of trust assets and cancellation thereof with respect to shares, issuing share certificates, receiving reports, and other related businesses.

(4) Those activities by the transfer agent described in Paragraph (3) shall be performed in accordance with the Regulations for Securities Agency Business of the Transfer Agent.

ARTICLE 13. REPORT OF NAME, ADDRESS AND SEAL OF SIGNATURE OF SHAREHOLDERS AND
            OTHERS

(1) Shareholders and registered pledgees shall report their names, addresses and seals of signature to the transfer agent referred to in Article 12.

(2) Shareholders and registered pledgees who reside in a foreign country shall report their appointed agent and the addresses in Korea to which notices are to be sent.

(3) The above provisions shall also apply to changes in any item mentioned in Paragraphs (1) and (2).

ARTICLE 14. CLOSING OF REGISTER OF SHAREHOLDERS AND RECORD DATE

(1) The Company shall suspend the making of entries in the Register of Shareholders, registration or cancellation of pledges and indication of trust assets and cancellation thereof during the period from the date following the last day of each fiscal year to the last date of the month for the year.

(2) The Company shall allow the shareholders who are registered in the Register of Shareholders as of the closing date of each fiscal year to exercise their rights.

(3) The Company may, by resolution of the Board of Directors, and with advance public notice of two (2) weeks, when calling an extraordinary general meeting of shareholders or when necessary, close the Register of Shareholders for a period not exceeding three (3) months, or set a record date; provided, that if the Board of Directors deems it necessary, the Company may close the Register of Shareholders and set the record date at the same time.



                               CHAPTER III. BONDS

ARTICLE 15.    ISSUANCE OF CONVERTIBLE BONDS

(1) The Company may issue convertible bonds to persons other than shareholders, provided that the aggregate face value of the convertible bonds so issued shall not exceed five hundred billion Won
        (Won 500,000,000,000).

(2) The convertible bonds mentioned in Paragraph (1) may be issued with a partial conversion right in accordance with the resolution of the Board of Directors.

(3) The type of shares to be issued upon conversion of convertible bonds shall be common shares or preferred shares. The conversion price shall be not less than the par value of the shares, as determined by the Board of Directors at the time of issuance of the relevant convertible bonds.

(4)     The period during which conversion may be requested shall commence one
        (1) month after the date of issuance of the relevant convertible bonds and end on the date one day prior to the redemption date of the bonds; provided, that the Board of Directors may, by its resolution, adjust the conversion period within the above period.

(5) With respect to the distribution of dividends or interest for shares issued upon conversion of the convertible bonds described in Paragraph
        (1), the conversion into new shares shall be deemed to have taken place at the end of the fiscal year immediately preceding the fiscal year in which such conversion is requested.

ARTICLE 16.    ISSUANCE OF BONDS WITH WARRANTS

(1) The Company may issue bonds with warrants to persons other than Shareholders, provided that the aggregate face value of the bonds with warrants so issued shall not exceed five hundred billion Won
        (Won 500,000,000,000).

(2) The aggregate value of new shares which may be subscribed to by warrant holders shall be determined by the Board of Directors, but shall not exceed the aggregate face value of the bonds with warrants.

(3) The Article 15, Paragraph (3) shall apply mutatis mutandis to bonds with warrants.

(4) The Article 15, Paragraph (4) shall apply mutatis mutandis to bonds with warrants.

(5) With respect to the distribution of dividends or interest for shares issued upon exercise of warrants in the case of the bonds with warrants described in Paragraph (a), the Article 10-2 shall mutatis mutandis apply.

ARTICLE 17. APPLICABLE PROVISIONS REGARDING ISSUANCE OF BONDS

The provisions of Articles 12 and 13 shall apply mutatis mutandis to the issuance of bonds.


                   CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS

ARTICLE 18. TIME FOR CONVENING OF GENERAL MEETING

(1) General meetings of the shareholders of the Company shall be of two types: ordinary and extraordinary.

(2) The ordinary general meeting of shareholders shall be convened within three (3) months after the end of each fiscal year and the extraordinary general meeting of shareholders may be convened at any time if necessary.

ARTICLE 19. PERSON AUTHORIZED TO CONVENE GENERAL MEETING

(1) Except as otherwise provided by law, general meetings of shareholders shall be convened by the Representative Director-President in accordance with a resolution of the Board of Directors.

(2) In the absence of the Representative Director-President, the provision of Article 35, Paragraph (2) shall apply mutatis mutandis.

ARTICLE 20. NOTICE AND PUBLIC NOTICE OF CONVENING OF GENERAL MEETING

(1) In convening a general meeting of shareholders, a written notice thereof, which sets forth the time, date, place and agenda of the meeting, shall be sent to each shareholder at least two (2) weeks prior to the date of the meeting.

(2) The written notice to shareholders holding not more than one percent (1%) of the total number of shares outstanding may be replaced by public notices made at least twice in a daily newspaper set forth in Article 4 and Maeil Business Newspaper two (2) weeks prior to the meeting. The public notice of a meeting shall include the statement that the general meeting will be held and the agenda of the meeting.

ARTICLE 21. PLACE OF GENERAL MEETING

General meetings of shareholders shall be held at the place where the head office of the Company is located by may be held at a nearby place if necessary or in Seoul.

ARTICLE 22. CHAIRMAN OF MEETING

(1) The Representative Director-President shall be the chairman of the general meeting of shareholders.

(2) In the absence of the Representative Director-President, the provision of Article 35, Paragraph (2) shall apply mutatis mutandis.

ARTICLE 23. MAINTENANCE OF ORDER BY CHAIRMAN

(1) The chairman of a general meeting of shareholders may order persons who intentionally speak or behave obstructively or who disturb the proceedings of the meeting to stop or retract a speech or to leave the place of meeting and such persons shall comply with his order.

(2) The chairman of the general meeting of shareholders may restrict the time and frequency of shareholder's speech when deemed necessary to proceed with the meeting.

ARTICLE 24. VOTING RIGHTS OF SHAREHOLDERS

Every shareholder shall have one (1) vote for each share he owns.

ARTICLE 25. LIMITATION TO VOTING RIGHTS OF CROSS-HELD SHARES

If the Company or any of its subsidiaries holds, individually or jointly, shares exceeding ten percent (10%) of the total number of shares issued and outstanding of another company, the shares in the Company held by such other company shall not have voting rights.

ARTICLE 26. SPLIT EXERCISE OF VOTING RIGHTS

(1) If a shareholder who holds two (2) or more votes wishes to split his votes, he shall give at least three (3) days' prior written notice to the Company of such intention and reason therefor.

(2) The Company may refuse to permit a shareholder to vote each shares separately rather than as a block, except in the case where such shareholder holds shares belonging to others in trust or on behalf of others.

ARTICLE 27. EXERCISE OF VOTING RIGHTS BY PROXY

(1)     A shareholder may exercise his or her voting right by proxy.

(2) The proxyholder in Paragraph (1) shall submit documents evidencing his power of representation, prior to the opening of the general meeting of shareholders.

ARTICLE 28. METHOD OF RESOLUTION OF GENERAL MEETING OF SHAREHOLDERS

At all general meetings of shareholders, except as otherwise prescribed by law, the quorum of all general meetings of shareholders shall be more than fifty percent (50%) of the votes of the shareholders present and all resolutions of the general meeting of shareholders shall be passed by not less than twenty-five percent (25%) of the total shares issued and outstanding.

ARTICLE 29. MINUTES OF GENERAL MEETING OF SHAREHOLDERS

The substance of the course and proceedings of a general meeting of shareholders and the results thereof shall be recorded in minutes which shall bear the names and seals or signatures of the chairman and the directors present at the meeting, and shall be kept at the head office and branches of the Company.



              CHAPTER V. DIRECTORS, BOARD OF DIRECTORS AND AUDITORS

ARTICLE 30. NUMBER OF DIRECTORS AND AUDITORS

The Company shall have at least three (3) directors and at least one (1)
Auditor.

ARTICLE 31. ELECTION OF DIRECTORS AND AUDITORS

(1) The directors and auditors shall be elected at a general meeting of shareholders.

(2) The directors and auditor(s) shall be elected by majority of votes of the shareholders present at the general meeting of shareholders and not less than twenty-five percent (25%) of the total shares issued and outstanding. A shareholder holding shares exceeding three-hundredths (3/100) of the total number of voting shares issued and outstanding, may not exercise his vote in electing the auditor in respect of shares in excess of three percent (3%).

ARTICLE 32. TERM OF OFFICE OF DIRECTORS AND AUDITORS

(1) The term of office of directors shall be two (2) years; provided, however, that if the term of office expires before the ordinary general meeting of shareholders convened in respect of the last fiscal year of such term of office, the term of office shall be extended until the close of such ordinary general meeting of shareholders.

(2) The term of office of the auditor(s) shall expire at the close of the ordinary general meeting of shareholders convened with respect to the last fiscal year which ends on or before three (3) years from the date of acceptance of office.

ARTICLE 33. FILLING OF VACANCY IN THE OFFICE OF DIRECTOR AND AUDITOR

(1) Any vacancy in the office of a director or auditor shall be filled by resolution of a general meeting of shareholders; provided, however, that if the number of directors required by Article 30 of these Articles of Incorporation is met and there is no difficulty in the administration of business, the vacancy may be left unfilled.

(2) The term of office of a director or auditor elected to fill a vacancy shall be the remaining term of his predecessor.

ARTICLE 34. ELECTION OF REPRESENTATIVE DIRECTOR AND OTHERS

The Company may elect the Representative Director-President, and a number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents in accordance with a resolution of the Board of Directors.

ARTICLE 35.    DUTIES OF DIRECTORS

(1) The Representative Director-President shall represent the Company, and manage all the affairs of the Company.

(2) Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and directors shall assist the Representative Director and shall carry out their respective responsibilities as determined by the Board of Directors. In the absence of the Representative Director, they shall perform his duty in the above order.



ARTICLE 35-2.  REPORT DUTY OF DIRECTORS

In case any director comes to know the fact that seems to damage seriously to the Company, such director shall inform the auditor thereof immediately.

ARTICLE 36. DUTIES OF AUDITOR(S)

(1)     The auditor shall examine the accounts and business of the Company.

(2) The auditor may attend meetings of the Board of Directors and express his opinions thereat.

(3) The auditor may request to convene the extraordinary general meeting of shareholders by filing with the Board of Directors a statement specifying the agenda and the reason of convention thereof.

(4) The auditor may request any subsidiary of the Company to report its business affairs, when deemed necessary to exercise his duties. In this event, the auditor may investigate the business affairs and financial status of such subsidiary when such subsidiary does not report immediately or it is necessary to ascertain the content of such report.

ARTICLE 37. AUDITORS' RECORDS

The auditor shall record the substance and results of an audit in auditors' records, on which shall be affixed the names and seals or signatures of the auditors who have performed such audit.

ARTICLE 38. CONSTITUTION OF THE BOARD OF DIRECTORS AND CONVENING OF THE BOARD OF
            DIRECTOR'S MEETING

(1) The Board of Directors of the Company shall consist of directors. The Board of Directors shall resolve all important matters relating to the execution of businesses.

(2) Meetings of the Board of Directors shall be convened by the Representative Director-President or another director designated by the Board of Directors. In convening a meeting of the Board of Directors, a written notice thereof shall be given to each director and auditor seven
        (7) days prior to the date of the meeting; provided, however, that such notice may be dispensed with upon the consent of all directors and auditors.

ARTICLE 39. RESOLUTIONS OF THE BOARD OF DIRECTORS

(1) Resolution of the Board of Directors shall be adopted in the presence of a majority of the directors in office and by the affirmative vote of a majority of the directors present.

(2) The chairman of the Board of Directors shall be the person with the right to convene a meeting of the Board of Directors in accordance with
        Article 38, Paragraph (2).

(3) No director who has an interest in a manner for resolution can exercise his vote upon such matter.

ARTICLE 40.    MINUTES OF MEETING OF THE BOARD OF DIRECTORS

The substance of the proceedings of the Board of Directors shall be recorded in the minutes, which, after having been given names and seals or signatures by the chairman and all the directors and auditors present, shall be kept at the head office.

ARTICLE 41. COMPENSATION AND SEVERANCE PAY OF DIRECTORS AND AUDITORS

(1) The amount of compensation for the directors and auditors shall be determined by a resolution of the general meeting of shareholders.

(2) Severance payments for directors and auditors shall be paid in accordance with the Regulation on Severance Payment for Officers as adopted by a resolution of the general meeting of shareholders.

ARTICLE 42. CONSULTANTS AND ADVISORS

The Company may have a number of consultants or advisors in accordance with the resolution of the Board of Directors.



                             CHAPTER VI. ACCOUNTING

ARTICLE 43. FISCAL YEAR

The fiscal year of the Company shall commence on the first day of January and end of the 31st day of December of each year.

ARTICLE 44. PREPARATION AND PRESERVATION OF FINANCIAL STATEMENTS AND BUSINESS
            REPORT

(1) The Representative Director-President of the Company shall prepare the following documents, supplementary documents thereto and the business report, six weeks before the day set for the ordinary general meeting of shareholders, for audit by the auditors, and the Representative Director-President shall submit the following documents and the business report to the ordinary general meeting of shareholders.

        (i)     Balance sheet;

        (ii)    Profit and loss statement; and

        (iii) Statement of appropriation of retained earnings or statement of disposition of deficit.

(2) The auditors shall submit the auditors' report on the documents described in Paragraph (1) above to the Representative
        Director-President, within four (4) weeks of receipt thereof.

(3) The Representative Director-President shall keep on file copies of the documents described in Paragraph (1) above, supplementary documents thereto, the business report, and the auditors' report at the head office of the Company for five (5) years and certified copies of all such documents at the branches of the Company for three (3) years beginning from one (1) week before the day set for the ordinary general meeting of shareholders.

(4) The Representative Director-President shall give public notice of the balance sheet and the independent auditors' opinion immediately after the documents referred to in each item of Paragraph (1) above have been approved by the general meeting of shareholders.

ARTICLE 45. DISPOSITION OF PROFIT

This Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

        (i) making up the deficit carried forward from previous fiscal years;

        (ii)    legal reserve (required by Commercial Law);

        (iii)   other statutory reserves;

        (iv)    dividends;

        (v)     discretionary reserve;

        (vi)    other appropriation of retained earnings; and

        (vii)   carrying forward to subsequent fiscal years.

ARTICLE 46. DIVIDENDS

(1)     Dividends may be paid in cash or in shares.

(2) Dividends under Paragraph (1) shall be paid to the shareholders or pledgees who are registered in the Register of Shareholders as of the end of each fiscal year.

(3) In the event of paying the dividend in shares, when the Company has issued several kinds of shares, the Company may pay different kinds of shares in accordance with the resolution of the general meeting of shareholders.

ARTICLE 47. PRESCRIPTION PERIOD FOR CLAIM FOR PAYMENT OF DIVIDENDS

(1) The right to dividends shall be extinguished by prescription if the right is not exercised for five (5) years.

(2)     After the expiration of the prescription period set out in Paragraph
        (1), unclaimed dividends shall revert to the Company.



                                    ADDENDUM

These Articles of Incorporation shall take effect as of February 28, 1997; provided that the Article 13, Article 28, Article 29, Article 31, Article 32,
Article 35-2, Article 36, Article 37, Article 40, and Paragraph 3 of Article 46 shall take effect as of October 1, 1996, and the Article 10-2 shall take effect as of the first fiscal year starting after the date of amendment of this Articles of Incorporation.

                                 CERTIFIED COPY

                                       OF

                             CORPORATE REGISTRATION



Registration No.          :    182

Corporation Record No.    :    134411  -  0001387

SECTION I.   COMPANY NAME AND CAPITAL

-         NAME OF COMPANY:

                 Hyundai Jeon-Ja San-up Choo-Sik Hoe-Sa

                 (Hyundai Electronics Industries Co., LTD. in English)

-         PRINCIPAL OFFICE:

         San 136-1, Ami-ri, Bubal-eub, Ichon-shi, Kyongki-do, the Republic of Korea (ROK)

-         METHOD OF PUBLIC NOTICE:

         Public notice of the Company shall be given by publication in Hankook Kyungje Shinmun (The Korea Economic Daily) of general circulation in Seoul. [Amended March 31, 1993 and Registered April 13, 1993.]

-         PAR VALUE OF SHARE:

         Five thousand (5,000) Won

-         TOTAL NUMBER OF SHARES TO BE ISSUED:

         One hundred and twenty eight million (128,000,000) shares

-         TOTAL NUMBER AND CLASSES OF SHARES ISSUED:

         Fifty six million (56,000,000) shares, common stock

-         TOTAL AMOUNTS OF PAID-IN CAPITAL:

         Two hundred and thirty billion (230,000,000,000) Won

-         DATE OF FOUNDATION:

         October 15, 1949

         [Reasons for and date of new registration: Transcribed from the old registration book pursuant to Article 895-2 of Registration Rule (Reg. No 1333, June 24, 1991) ] [Registered January 21, 1992]

SECTION II.   OBJECTIVES

-         OBJECTIVES OF CORPORATION:

         1.   Manufacture and sale of semiconductor devices

         2. Manufacture, fabrication and sale of mechanical devices and parts/materials to be used therefor by applying the features of electronic movements and by utilizing semiconductor devices and other parts

         3.   Development, sale and lease of software for computers

         4. Manufacture, sale and lease of electronics and electrical communication machinery, devices and their parts and services related thereto

         5.   Manufacture of mechanical parts and tooling

         6.   Technical research and consulting services

         7.   Lease of electronic and electrical machinery and devices

         8. Manufacture, sale and lease of equipment related to special kinds of communication (satellite communication etc.) and broadcasting, and services related thereto

         10.  Manufacture and sale of photograph supplies and optical supplies

         11.  Information services

         12.  Publication

         13.  Foreign Trading

         14.  Forestation

         15.  Sale and lease of real estates

         16.  Importation, sale and distribution of foreign movie

         17.  Production, sale and distribution of movie

         18. Any other businesses and investment related to or incidental to any of the aforementioned objectives

         19.  Manufacture of a storage battery

         20.  Power generation

         21.  Construction [Amended March 31, 1994, Registered April 8, 1994]

         22.  Manufacture and sale of disk and video products

         23. Any other businesses related to or incidental to any of the aforementioned objectives [Amended March 30, 1995, Registered April 7, 1995]

         24.  Manufacture of TFT liquid crystal display

         25. Amusement business [Amended October 14, 1995, Registered October 20, 1995]

         26. Manufacture and Sale of spaceship and its parts [Amended March 27, 1996, Registered April 9, 1996]

SECTION III.   OFFICERS

Registration No.:  182            Corporate Record No.:   134411-001387

Company Name:   Hyundai Electronics Industries Co., Ltd

Principal Office:   San 136-1, Ami-ri, Bubal-eub, Ichon-shi, Kyongki-do, ROK

REGISTRATION OF OFFICERS

Director                 Chung, Mong Hun       Inaugurated February 28, 1997
ID No. 480914-1000114                          Registered March 14, 1997

Director                 Chung, Ju Young       ditto
ID No. 151125-1000119

Director                 Kim, Young Hwan       ditto
ID No. 420808-1055620

Director                 Chang, Dong Kook      ditto
ID No. 440910-1025621

Director                 Kim, Dong Sik         ditto
ID No. 420701-1042021

Director                 Oh, Kye Hwan          ditto
ID No. 700232188

Director                 Rha, Young Yull       ditto
ID No. 410201-1024318

Director                 Yoon, Jang Jin        ditto
ID No. 420118-1052811

Director                 Byun, Tae Sung        ditto
ID No. 461118-1023638

Director                 Kim, Byung Hoon       ditto
ID No. 500117-1024630

Director                 Song, Hae Chung       ditto
ID No. 510620-1380415

Statutory Auditor        Lee, Dong Woo         ditto
ID No. 530706-1682813

Representative Director  Chung, Mong Hun       ditto
330-176,  Sungbuk-dong, Sungbuk-ku, Seoul

Representative Director  Kim, Young Hwan       ditto
A-203, Kangbyun Hyundi Villa, Samsung-dong,

Kangnam-Ku, Seoul


SECTION IV.   OTHER REGISTRATIONS

          ER INFORMATION Branch office:  66, Jeokseon-dong, Jongro-ku, Seoul

1.       Branch Office 37-21, Bongmyung-dong, Cheongju City, Chungchungbuk-do,
         ROK Established August 26, 1994,      Registered August 26, 1994

2.       Name, Address and (Resident) ID No. of Manager
         Kim, Dong Chul (570217-1674511) 17-304, Bulgwang-dong, Eunpyung-ku,
         Seoul

         Place where the Manager is posted  :  San 136-1, Ami-ri, Bubal-eub,
                                               Ichon-kun,
         Kyongki-do, ROK Registered August 26, 1994

3.       Name, Address and (Resident) ID No. of Manager

         Lee, Young Woo (650115-1780918)    :  443-34, Bulgwang-dong,
                                               Eunpyung-ku, Seoul

         Place where the Manager is posted  :  San 136-1, Ami-ri, Bubal-eub,
                                               Ichon-kun,
         Kyongki-do, ROK Registered August 26, 1994

4.       Branch Office:  254-1, Maegok-ri, Hobup-myun, Ichon-kun, Kyongki-do,
                         ROK

         Established May 31, 1995 and Registered June 2, 1995.

               THIS IS A CERTIFIED COPY OF CORPORATE REGISTRATION,

               / STAMP / ISSUED ON THIS 10 DAY OF SEPTEMBER, 1997
                       REGISTRAR Park, Boo Hyong / SEAL /
                 ICHON REGISTER OFFICE OF SOOWON DISTRICT COURT

                   MINUTES OF THE BOARD OF DIRECTORS' MEETING

Date and Time:   October 15, 1997   10:00 a.m.

Place:   Main Conference Room located in the Head Office Building

Number of Directors Present:   6 out of the total of 11 Directors in office

Mr. Young Hwan Kim, the Representative Director of Hyundai Electronics Industries Co., Ltd. (the "Company"), declared that the meeting was duly convened and then asked for the deliberation of the following agendum.

Agendum:  Guarantee Issuance

The Representative Director explained the details of the borrowing of USD10,000,000.00 by Maxtor Corporation, and the necessity of a guarantee for such borrowing, and asked for opinions of the Directors present. After an exchange of opinions and deliberation, all Directors present unanimously voted in favor of following resolutions:

                                  RESOLUTIONS

1.   Creditor:  Nomura Bank International plc

2.   Borrower:  Maxtor Corporation

3.   Guarantor:  Hyundai Electronics Industries Co., Ltd.

4.   Limit of the Credit:  USD10,000,000.00 in total

5.   Interest:  Libor + 73 Basis Points p.a.

6.   Maturity:  364 days from the date of the Guaranty

7.   Details of Guarantee:op

     1)   Principal of the Credit within the amount of USD10,000,000.00

     2)   Any and all fees in connection with the borrowing

     3)   Incidental costs and expenses

     4) Default interest accrued on the principal or interest of the credit, fees or incidental costs and expenses.

8. The Representative of Director or persons designated by him may negotiate, execute and deliver the Guaranty or any other documents required thereby.

After the adoption of above resolutions, the Representative Director declared that the meeting was adjourned at 11:00 a.m.

IN WITNESS WHEREOF, these minutes have been prepared and all Directors present have affixed their names and seals hereinbelow.

Representative Director:  Young Hwan Kim

Director:                 Kye Hwan Oh
Director:                 Dong Kook Chang
Director:                 Jang Jin Yoon
Director:                 Byung Hun Kim
Director:                 Hae Chung Song
Auditor:                  Dong Woo Lee

--------------------------------------------------------------------------------
                                SEAL CERTIFICATE
--------------------------------------------------------------------------------

       -------------------------------------------------------------------------
       (Seal)         Company:  Hyundai Electronics Industries Co., Ltd.
                      Head Office:  San 136-1, Ami-ri, Bubal-eub, Ichon-Si
                                    Kyongki-do, Korea
                                    Representative Director
                                    Young Hwan Kim
                                    (Korean ID No.:  420808-1055620)
       -------------------------------------------------------------------------

Please certify that the seal above shown which is being used by Young Kwan Kim, the representative director of the company, is identical with the seal registered with your court.

Date:

Applier:     Hyundai Electronics Industries Co., Ltd.
             Representative Director Young Hwan Kim

To:          Suwon District Court, Ichon Registration Office

--------------------------------------------------------------------------------
Purpose    to sell real estate    Buyer     Address
                                            ------------------------------------
                                            Name (of the Company)
                                            ------------------------------------
                                            Korean ID (Company
                                            Registration) No.
--------------------------------------------------------------------------------

I Certify that the seal above shown is identical with the seal in the Seal Registration Book in our custody.

Dated as of September 8, 1997

Suwon District Court, Ichon Registration Office, officer Park, Duk Kon

--------------------------------------------------------------------------------
Requested No. of the copies            Charges

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                                                     HANDLING PERIOD
                                                                                     ---------------
                             APPLICATION FOR THE VALIDATION OF GUARANTY
----------------------------------------------------------------------------------------------------
              Tradename               Hyundai Electronics Industries Co., Ltd.
              --------------------------------------------------------------------------------------
APPLICANT     Address                 140-2, Kye-dong, Chongro-gu, Seoul, Korea
              --------------------------------------------------------------------------------------
              Name of CEO             Young Hwan Kim
              --------------------------------------------------------------------------------------
              Business area           Manufacturing
----------------------------------------------------------------------------------------------------
              Obligee (Lender)        Nomura Bank International plc
              --------------------------------------------------------------------------------------
DETAILS OF    Obligor (Guarantor)     Hyundai Electronics Industries Co., Ltd.
              --------------------------------------------------------------------------------------
APPLICATION   Beneficiary (Borrower)  Maxtor Corporation
              --------------------------------------------------------------------------------------
              Amount                  USD10,000,000.-
              --------------------------------------------------------------------------------------
              Effective period        364 days from the signing of the Facility Agreement
              --------------------------------------------------------------------------------------
              Purpose                 General corporate purposes
              --------------------------------------------------------------------------------------
              Repayment               Lump Sum Repayment at maturity
              --------------------------------------------------------------------------------------

         We hereby apply for the validation of Guaranty in accordance with the Article 21 of Korea
Foreign Exchange Control Regulation.

                                                                 1997
----------------------------------------------------------------------------------------------------
To:   Applicant                              No. of Validation      Singosuri0696-Keumyung12-254
                                             -------------------------------------------------------
Your application for the Validation of       Validated amount       USD10,000,000.-
                                             -------------------------------------------------------
Guaranty is approved.                        Effective period       364 days from the signing of
Condition:   N/A                                                    The Facility Agreement
                                             -------------------------------------------------------

----------------------------------------------------------------------------------------------------

October 31, 1997

To Nomura Bank International plc, as Lender

         Nomura House
         1, St. Martin's-Le-Grand
         London ECIA4NP
         England

                  Re:     Maxtor Corporation

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 3.01(h)(v) of the U.S. $10,000,000 364-Day Credit Agreement (the "Credit Agreement"), dated as of October 30, 1997, between Maxtor Corporation (the "Borrower") and Nomura Bank International plc, as Lender. Terms defined in the Credit Agreement are used herein as therein defined.

         In connection herewith, I have examined:

         (1)     The Credit Agreement;

         (2)     The Note;

         (3) The documents furnished by the Borrower pursuant to Article III of the Credit Agreement;

         (4) The Certificate of Incorporation of the Borrower and all amendments thereto;

         (5)     The bylaws of the Borrower and all amendments thereto; and

         (6) Such other documents, agreements, and instruments as I have considered necessary or relevant in order for me to provide this opinion.

         My opinions expressed below are limited to the General Corporation Law of the State of Delaware, the law of the State of California and the federal law of the United States.

         Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

         1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, possessing perpetual existence and the capacity to sue or be sued in its own name. The Borrower has the power to own its property and assets and carry on its business as it is now being conducted.

         2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Note, and the consummation of the transactions contemplated thereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene or constitute a default under (i) the Borrower's charter or bylaws, or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), (iii) any contractual or legal restriction applicable to the Borrower, or (iv) any agreement or instrument to which the Borrower is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Lien on any of the Borrower's assets pursuant to the provisions of the Credit Agreement or any other Loan Document. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

         3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Note, or for the validity, enforceability and admissibility in evidence of the Credit Agreement and the Note, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) to the Credit Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect.

         4. The indebtedness of the Borrower under the Credit Agreement and the Note is its direct, unconditional and general indebtedness and ranks at least pari passu with all its other unsecured and unsubordinated indebtedness.

         5. The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6. To my knowledge, there is no action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document or the consummation of the transactions contemplated thereby.

Sincerely,


/s/ GLENN H. STEVENS
---------------------------------------
Glenn H. Stevens
Vice President, General Counsel and Secretary

                                November 5, 1997

To:      Nomura Bank International plc
         Nomura House
         1, St Martin's-Le-Grand
         London EC1A 4NP
         (the "LENDER")

                      Re:  Guaranty dated as of October 31, 1977

Ladies and Gentlemen:

         We have acted as the Korean legal advisers to Hyundai Electronics Industries Co., Ltd. (the "GUARANTOR") in connection with a guaranty (the "GUARANTY") dated October 31, 1997 issued and delivered by the Guarantor in favor of the Lender for the purpose of guaranteeing the obligations of Maxtor Corporation (the "BORROWER") under a US$10,000,000 364-day credit agreement (the "CREDIT AGREEMENT") dated October 31, 1997 and made between the Lender and the Borrower. Terms defined in the Credit Agreement are used herein as therein defined and the term "Korea" refers to the Republic of Korea.

         This opinion is furnished to you pursuant to Section 3.01(h)(vi) of the Credit Agreement. For the purpose of this opinion, we have examined:

         (a)     the Credit Agreement;

         (b)     the Guaranty;

         (c)     the Articles of Incorporation of the Guarantor;

         (d)     Commercial Registry extracts regarding the Guarantor;

         (e) Minutes of a meeting of the Guarantor's Board of Directors held regarding the Guaranty;

         (f) a Seal Certificate for the Guarantor's Representative Director who participated in the Guarantor's Board Meeting mentioned in
                 (e) above;

         (g) a certificate issued by the Guarantor's same Representative Director certifying the genuineness of the seal impression of each member of the Guarantor's Board of Directors who participated in the Guarantor's Board Meeting mentioned in (e) above;

         (h) the report to, and acceptance thereof by, Korea Exchange Bank, Kye-dong Branch in respect of the Guaranty; and

         (i) such other documents as we have considered necessary or relevant in order for us to provide this opinion.

         In giving this opinion we have assumed:

         (i) the authenticity of all signatures, seals, stamps and markings;

         (ii) that all documents submitted to us as originals are authentic, complete and up-to-date, all documents submitted to us as copies conform to the originals, and that all factual statements made in such documents are correct and we have relied on them without further inquiry;

         (iii) that the Credit Agreement and any other agreement or instrument thereunder have been validly authorized, signed and delivered by the parties thereto (other than the Guarantor) in accordance with applicable laws;

         (iv) that the Credit Agreement and any other agreements or instruments thereunder constitute or will constitute legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms respectively under the laws of the State of New York by which the Credit Agreement and any other agreement or instrument are expressed to be governed;

         (v) that the copies of the Articles of Incorporation of, and the Commercial Registry extracts relating to, the Guarantor referred to in paragraphs (c) and (d) above are true, complete, accurate and up-to-date; and

         (vi) that the resolutions of the Board of Directors of the Guarantor passed at the meeting referred to in paragraph (e) above were duly passed at properly constituted meeting and that such resolutions have not been amended or rescinded.

         As to any other matters of objective fact material to the opinions expressed herein, we have made no independent inquiry and have relied solely upon certificates or oral or written statements of officers or other representatives of the Guarantor.

         Based on the foregoing, we are of the opinion that so far as the laws of Korea are concerned:

         (1) The Guarantor is a limited liability company, duly organized and validly existing under the laws of Korea, with full power and authority to enter into and perform the Guaranty.

         (2) The Guarantor has taken all necessary corporate action to authorize the entry into and performance of the Guaranty and the transactions contemplated thereby.

         (3) The Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms and is in proper form for its enforcement in the courts of Korea.

         (4) The entry into the Guaranty and the performance of the obligations thereunder by the Guarantor do not violate (i) any law or regulation of Korea or any judicial order in Korea or
                 (ii) the constitutional documents of the Guarantor.

         (5) All authorizations, approvals, consents, licenses, exemptions, filings, registrations and other requirements of governmental, judicial and public bodies and authorities of or in Korea required of the Guarantor in connection with the entry into and performance of the Guaranty have been obtained and are in full force and effect, except that the Guarantor is required to report any payment to be made under the Guaranty at the time of making each such payment to its designated foreign exchange trading bank.

         (6) The obligations of the Guarantor under the Guaranty rank at least pari passu with all its other present or future unsecured and unsubordinated obligations of the Guarantor except for those preferred by operation of law applicable to companies generally.

         (7) All amounts payable by the Guarantor under the Guaranty may be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied in Korea or by any authority thereof or therein except, however, that although the tax laws of Korea are not entirely clear as to whether payment of any interest by the Guarantor under the Guaranty may be made without withholding of Korean taxes, the Korean tax authorities may require the Guarantor to withhold Korean taxes from such interest payment. In the event of Korean taxes being imposed on interest payments, the Guarantor's obligation to bear the cost of such tax under the Guaranty would become operative.

         (8) Neither the Guarantor nor any of its property (except such property specifically protected by law) has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Korea.

         (9) To ensure the enforceability or admissibility in evidence of this Guaranty in Korea, it is not necessary that this Guaranty or any other document or instrument be filed or recorded with any court or other authority in Korea.

         (10) The Lender will not be deemed to be resident, domiciled, carrying on business or subject to taxation in Korea by reason only of the execution, delivery or enforcement of the Guaranty.

         Our opinion is subject to the following general qualifications:

         (i) the obligations of the Guarantor under the Guaranty may be limited or affected by the bankruptcy law, the corporate reorganization law, the compulsory composition law and other similar laws which generally affect the rights of creditors; and

         (ii) the remedies of specific performance or injunction might not necessarily be available in Korea with respect to any particular provisions of the Guaranty.

         This opinion is addressed to you and may be relied upon solely by you and your counsel.

                                          Yours faithfully,

                                          Bae, Kim & Lee

October 31 , 1997


To:      Nomura Bank International plc (Lender)

                   Re:   Hyundai Electronics Industries Co., Ltd.

Ladies and Gentlemen:

         I have acted as corporate counsel to Hyundai Electronics Industries Co., Ltd. (the "GUARANTOR") in connection with the Guaranty (the "GUARANTY") dated as of October ___, 1997 issued by the Guarantor in favor of the Lender for the purpose of guaranteeing the obligations of Maxtor Corporation as the Borrower under a Credit Agreement (the "CREDIT AGREEMENT") dated October 31, 1997 and entered into by and among Maxtor Corporation as borrower and Nomura Bank International plc as lender. Terms defined in the Credit Agreement are used herein as therein defined and the term "KOREA" refers to the Republic of Korea.

This opinion is furnished to you pursuant to SECTION 3.01(h)(vi) of the Credit Agreement. For the purpose of this opinion, I have examined:

         (a)     the Credit Agreement;

         (b)     the Guaranty; and

         (c) such other documents, agreements, and instruments as I have considered necessary or relevant in order for me to provide this opinion.

Based on the foregoing, I am of the opinion that, so far as the laws of Korea are concerned, the entry into the Guaranty and the performance of the obligations thereunder by the Guarantor do not violate any contractual or legal restriction contained in any document or agreement applicable to the Guarantor.


Yours faithfully,

------------------------------
M. J. Yoon
Corporate Counsel